Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280757

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 6, 2024)

$35,000,000

Common Stock

We have entered into an At The Market Offering Agreement (the “Offering Agreement”), dated December 20, 2022, with H.C. Wainwright & Co., LLC (the “Sales Agent” or “Wainwright”), as sales agent relating to the sale of our shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $35 million from time to time through Wainwright acting as our sales agent.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Wainwright a commission of 3.0% of the gross sales price per share of common stock issued by us and sold through it as our sales agent under the Offering Agreement. In connection with the sale of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution”.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ADTX.” On October 24, 2024, the closing price of one share of our common stock on the Nasdaq Capital Market was $0.795 per share.

Investment in our common stock involves risks. See the section entitled “Risk Factors” on page S-25 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 25, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2024 and declared effective on August 6, 2024. Under this “shelf” registration process, we may offer and sell any combination of the securities described in the accompanying prospectus, from time to time, in one or more offerings, in an aggregate amount not to exceed $100,000,000. Under this prospectus supplement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $35 million, at prices to be determined by market conditions at the time of the offering. The $35 million of shares of our common stock that may be sold under this prospectus supplement are included in the $100,000,000 of securities that may be sold under the registration statement. This prospectus supplement describes the specific details regarding this offering, including the amount of our common stock being offered, the risks of investing in our common stock, and other items.

This document is in two parts. This prospectus supplement contains specific information about the terms of this offering, including the types, amounts and prices of the securities being offered and the plan of distribution. This prospectus supplement may also add, update or change information contained in the accompanying prospectus and the documents incorporated by reference therein. This prospectus supplement may be updated or supplemented. The accompanying prospectus gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to the “Company,” refer to Aditxt, Inc. and its consolidated subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Wainwright has not, authorized anyone to provide you with information that is different. We and Wainwright take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common stock.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

On October 1, 2024, we filed a certificate of amendment to our certificate of incorporation to effectuate a 1-for-40 reverse split of our outstanding shares of common stock. The reverse stock split became effective as of 4:01 p.m. Eastern Time on October 1, 2024, and the Company’s common stock began trading on a split-adjusted basis when the Nasdaq Stock Market opened on October 2, 2024. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, have been adjusted accordingly. All information presented in this prospectus supplement has been retroactively restated to give effect to our 1-for-40 reverse split of our outstanding shares of common stock and unless otherwise indicated, all such amounts and corresponding exercise price data set forth in this prospectus supplement have been adjusted to give effect to the reverse stock split.

Overview and Mission

We believe the world needs—and deserves—a new approach to innovating that harnesses the power of large groups of stakeholders who work together to ensure that the most promising innovations make it into the hands of people who need them most.

We were incorporated in the State of Delaware on September 28, 2017, and our headquarters are in Mountain View, California. The company was founded with a mission of bringing stakeholders together, to transform promising innovations into products and services that could address some of the most challenging needs. The socialization of innovation through engaging stakeholders in every aspect of it, is key to transforming more innovations, more rapidly, and more efficiently.

At inception, the first innovation we took on was an immune modulation technology titled ADI/Adimune with a focus on prolonging life and enhancing life quality of patients that have undergone organ transplants. Since then, we expanded our portfolio of innovations, and we continue to evaluate a variety of promising health innovations.

Our Model

We are not focused on a single idea or a single molecule. We believe that it is about making sure the right innovation is made possible. Our business model has three main components as follows:

(1)	Securing an Innovation: Our process begins with identifying and securing innovations through licensing or acquisition of an innovation asset. Assets come from a variety of sources including research institutions, government agencies, and private organizations.

(2)	Growing an Innovation: Once an innovation is secured, we surround it with activation resources that take a systemized approach to bringing that idea to life. Our activation resources include innovation, operations, commercialization, finance, content and engagement, personnel, and administration.

(3)	Monetizing an Innovation: Our goal is for each innovation to become commercial-stage and financially and operationally self-sustainable, to create shareholder value.

We engage various stakeholders for each of our programs on every level. This includes identifying researchers and research institution partners, such as Stanford University; leading health institutions to get critical trials underway, such as Mayo Clinic; manufacturing partners who enable us to take innovations from preclinical to clinical; municipalities and governments, such as the city of Richmond and the state of Virginia and public health agencies who work with us to launch our program, Pearsanta’s laboratory; and thousands of shareholders around the globe. We seek to enable promising innovation to become purposeful products that have the power to change lives.

Our Value Proposition

We believe that far too often, promising treatment or technology does not reach commercialization due to lack of expertise, key resources, or efficiency. As a result, potentially life-changing and lifesaving treatments are not available to the individuals who so desperately need them.

We seek to bring the holistic concept of an efficient, socialized ecosystem for advancing and accelerating innovations. Our process: We seek to license or acquire promising innovations. We will then form and build out a subsidiary around each innovation and support the subsidiaries through innovation, operation, commercialization, content and engagement, finance, personnel, and administration to thrive and grow as a successful, monetizable business.

Since our inception, we have built infrastructure consisting of innovation, operation, commercialization, content and engagement, finance, personnel, and administration, to support the rapid transformation of untapped innovations. Each of the main components of our infrastructure has established global access to partnerships with industry leaders, top-rated research and medical institutions, universities, manufacturing and distribution companies, and critical infrastructure such as Clinical Laboratory Improvement Amendments-certified state-of-the art labs and Good Manufacturing Practices manufacturing.

The Shifting Landscape of Innovation

Innovation in general, and health innovations specifically, require significant resources. The convergence of biotech, high-tech, and media offers new possibilities for accelerating breakthrough innovations faster and more efficiently. This approach reflects our mission of “Making Promising Innovations Possible, Together”.

People deserve access to innovative solutions that have never been more within reach. We believe the best idea, best product and the best solution will come from creating an ecosystem where all stakeholders, such as vendors, customers, municipalities, and shareholders contribute. When we disrupt the way we’re innovating, through our collaborative model, we believe we can move faster and more efficiently to activate viable solutions that have the potential to make a measurable impact.

Our Growth Strategy

We believe that the era of precision and personalized medicine is here and that people around the globe would benefit from health diagnostics and treatments that more accurately pinpoint the problems and more precisely treat the condition. In addition to our current programs, Adimune and Pearsanta, we look to bring in future health innovations in the areas of software and AI, medical devices, therapeutics, and other technologies that take a fundamentally different approach to health because they prioritize personalized precision medicine, timely disease root cause analysis, and targeted treatments.

Year over year, we plan to continue building our infrastructure and securing more personalized and precision health innovations that align with our mission. These opportunities may come in different forms such as intellectual property, an early-stage company, or a late-stage company. We will continue to scale our systemized approach to the innovation process, making large-scale automation and enterprise systems available to our portfolio companies at every stage of their growth. Specifically, certain subsidiaries will need to grow through further M&A activities, operational infrastructure implementation, and development or acquisition of critical technologies.

Our Team

Aditxt is led by an entrepreneurial team with passion for transforming promising innovations into successful businesses. Our leadership come from a variety of different industries, with collective expertise in founding startup innovation companies, developing and marketing biopharmaceutical and diagnostic products, designing clinical trials, manufacturing, and management of private and public companies. We have deep experience in identifying and accessing promising health innovations and developing them into products and services with the ability to scale. We understand the capital markets, both public and private, as well as M&A and facilitating complex IPOs.

The following are profiles of three subsidiaries we have formed, including the terms of the intellectual property licenses that have been sublicensed from Aditxt to help build each of the businesses.

OUR PROGRAMS

We are a commercial-stage company with a mission of bringing stakeholders together, to transform promising innovations into products and services that could address some of the most challenging needs. Our current focus spans five critical areas: immune health, precision health, population health, women’s health, and neurologic health. We are developing a robust portfolio and pipeline of products at various stages of development and also regularly seek to acquire complementary assets and products through acquisitions and other strategic transactions. Set forth below is a summary of our current programs.

Program	Focus	Product	Indication	Development	Pre-Launch	Commercial
Adimune	Immune Health	ADI-100	Psoriasis	X
Adimune	Immune Health	ADI-100	Type 1 diabetes	X
Adimune	Immune Health	ADI-100	Stiff-persons syndrome	X
Adimune	Immune Health	ADI-100	Skin allografting	X
Pearsanta	Precision Health	AditxtScore Ab	COVID-19	X	X	X
Pearsanta	Precision Health	AditxtScore NAb	COVID-19	X	X	X
Pearsanta	Precision Health	MET	Endometriosis	X	X
Pearsanta	Precision Health	MPT	Prostate CA	X	X
Pearsanta	Precision Health	UTI	Advanced UTI	X
Pearsanta	Precision Health	MOT	Ovarian CA	X
Pearsanta	Precision Health	PLT	Lung CA	X
Pearsanta	Precision Health	LFA-RVP	Flu A/B, COVID	X
Pearsanta	Precision Health	AditxtScore T1D	Type 1 diabetes	X
Pearsanta	Precision Health	AditxtScore CNS	NMO & MOGAD	X
Brain Scientific	Neuro Health	NeuroCap/NeuroEEG	Epilepsy/TBI/Dementia	X	X

ADIMUNE

Adimune™, Inc. (“Adimune”) is focused on leading our immune modulation therapeutic programs. Adimune’s proprietary immune modulation product Apoptotic DNA Immunotherapy™, or ADI-100™, utilizes a novel approach that mimics how our bodies naturally induce tolerance to our own tissues. It includes two DNA molecules designed to deliver signals to induce tolerance. ADI-100 has been successfully tested in several preclinical models (e.g., skin grafting, psoriasis, type 1 diabetes, multiple sclerosis).

In May 2023, Adimune entered into a clinical trial agreement with Mayo Clinic to advance clinical studies targeting autoimmune diseases of the central nervous system (“CNS”) with the initial focus on the rare, but debilitating, autoimmune disease Stiff Person Syndrome (“SPS”). According to the National Organization of Rare Diseases, the exact incidence and prevalence of SPS is unknown; however, one estimate places the incidence at approximately one in one million individuals in the general population.

Pending approval by the International Review Board, a human trial for SPS is expected to commence in the second quarter of 2025 with enrollment of 10 to 15 patients, some of whom may also have type 1 diabetes. ADI-100™ will initially be tested for safety and efficacy. ADI-100™ is designed to tolerize against an antigen known as glutamic acid decarboxylase (“GAD”), which is implicated in type-1 diabetes, psoriasis, and many autoimmune diseases of the CNS.

Background

The discovery of immunosuppressive (anti-rejection and monoclonal) drugs over 40 years ago enabled life-saving organ transplantation procedures and blocking of unwanted immune responses in autoimmune diseases. However, immune suppression leads to significant undesirable side effects, such as increased susceptibility to life-threatening infections and cancers, because it indiscriminately and broadly suppresses immune function throughout the body. While the use of these drugs has been justifiable because they prevent or delay organ rejection, their use for treatment of autoimmune diseases and allergies may not be acceptable because of the aforementioned side effects. Furthermore, often transplanted organs ultimately fail despite the use of immune suppression, and about 40% of transplanted organs survive no more than five years.

Through Aditxt, Adimune has the right to use to the exclusive worldwide license for commercializing ADI™ nucleic acid-based technology (which is currently at the pre-clinical stage) from Loma Linda University (“LLU”). ADI™ uses a novel approach that mimics the way the body naturally induces tolerance to our own tissues (“therapeutically induced immune tolerance”). While immune suppression requires continuous administration to prevent rejection of a transplanted organ, induction of tolerance has the potential to retrain the immune system to accept the organ for more extended periods of time. ADI™ may allow patients to live with transplanted organs with significantly reduced immune suppression. ADI™ is a technology platform which we believe can be engineered to address a wide variety of indications.

Advantages

ADI™ is a nucleic acid-based technology (e.g., DNA-based), which we believe selectively suppresses only those immune cells involved in attacking or rejecting self and transplanted tissues and organs. It does so by tapping into the body’s natural cell turnover process (i.e., apoptosis) to retrain the immune system to stop unwanted attacks on self or transplanted tissues. Apoptosis is a natural process used by the body to clear dying cells and to allow recognition and tolerance to self-tissues. ADI™ triggers this process by enabling immune system cells to recognize the targeted tissues as “self.” Conceptually, it is designed to retrain the immune system to accept the tissues, similar to how natural apoptosis reminds our immune system to tolerate to our own “self” tissues.

While various groups have promoted tolerance through cell therapies and ex vivo manipulation of patient cells (i.e., takes place outside the body), to our knowledge, we will be unique in our approach of using in-body induction of apoptosis to promote tolerance to specific tissues. In addition, ADI™ treatment itself will not require additional hospitalization but only an injection of minute amounts of the therapeutic drug into the skin.

Moreover, preclinical studies have demonstrated that ADI™ treatment significantly and substantially prolongs graft survival, in addition to successfully “reversing” other established immune-mediated inflammatory processes.

License Agreement with Loma Linda University

On March 15, 2018, we entered into a License Agreement with LLU (the “LLU License Agreement”), which was subsequently amended on July 1, 2020. Pursuant to the LLU License Agreement, we obtained the exclusive royalty-bearing worldwide license to all intellectual property, including patents, technical information, trade secrets, proprietary rights, technology, know-how, data, formulas, drawings, and specifications, owned or controlled by LLU and/or any of its affiliates and related to therapy for immune-mediated inflammatory diseases (the ADI™ technology). In consideration for the LLU License Agreement, we issued 625 shares of common stock to LLU.

PEARSANTA

Pearsanta, Inc. (Pearsanta”) is focused on precision health, leveraging cutting-edge diagnostic technologies for disease detection and management. We believe that timely and personalized testing enables far more informed treatment decisions. Pearsanta aims to empower consumers to monitor their health more proactively, offering a complete picture of someone’s dynamic health status, including genetic makeup and medication response. Central to Pearsanta’s innovation are the AditxtScore™ technology platform and the Mitomic® Technology Platform, which we acquired from MDNA Life Sciences, Inc. (“MDNA”) in January 2024.

Licensed Technologies – AditxtScore™

We have sublicensed to Pearsanta, an exclusive worldwide sublicense for commercializing the AditxtScore™ technology, which provides a personalized, comprehensive immune system profile. AditxtScore™ is intended to detect individual immune responses to viruses, bacteria, peptides, drugs, supplements, bone marrow and solid organ transplants, and cancer. It also has broad applicability to many other agents of clinical interest impacting the immune system, including those not yet identified, such as emerging infectious agents.

AditxtScore™ is being developed to enable individuals and their healthcare providers to understand, manage, and monitor their immune profiles and to stay informed about attacks on or by their immune system. AditxtScore can also assist the medical community and individuals by anticipating the immune system’s potential response to viruses, bacteria, allergens, and foreign tissues such as transplanted organs. This technology may be able to serve as a warning signal, thereby allowing for more time to respond appropriately. Its advantages include providing simple, rapid, accurate, high throughput assays that can be multiplexed to determine the immune status concerning several factors simultaneously in approximately 3-16 hours. Additionally, it can evaluate and differentiate between distinct types of cellular and humoral immune responses (e.g., T and B cells and other cell types). It also provides for simultaneous monitoring of cell activation and levels of cytokine release (i.e., cytokine storms).

We are actively involved in the regulatory approval process for AditxtScore™ assays for clinical use and securing manufacturing, marketing, and distribution partnerships for application in various markets. To obtain regulatory approval to use AditxtScore™ as a clinical assay, we have conducted validation studies to evaluate its performance in detecting antibodies and plan to continue conducting additional validation studies for new applications in autoimmune diseases.

Advantages

The sophistication of the AditxtScore technology includes the following:

●	greater sensitivity/specificity;

●	20-fold higher dynamic range, greatly reducing signal to noise compared to conventional assays;

●	ability to customize assays and multiplex a large number of analytes with speed and efficiency;

●	ability to test for cellular immune responses (i.e., T and B cells and cytokines); and

●	proprietary reporting algorithm.

License Agreement with Leland Stanford Junior University (“Stanford”)

On February 3, 2020, we entered into an exclusive license agreement (the “February 2020 License Agreement”) with Stanford regarding a patent concerning a method for detection and measurement of specific cellular responses. Pursuant to the February 2020 License Agreement, we received an exclusive worldwide license to Stanford’s patent with regard to use, import, offer, and sale of Licensed Products (as defined in the February 2020 License Agreement). The license to the patented technology is exclusive, including the right to sublicense, beginning on the effective date of the agreement, and ending when the patent expires. Under the exclusivity agreement, we acknowledged that Stanford had already granted a non-exclusive license in the Nonexclusive Field of Use, under the Licensed Patents in the Licensed Field of Use in the Licensed Territory (as those terms are defined in the February 2020 License Agreement). However, Stanford agreed not to grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory. On December 29, 2021, we entered into an amendment to the February 2020 License Agreement which extended our exclusive right to license the technology deployed in AditxtScore™ and securing worldwide exclusivity in all fields of use of the licensed technology.

Mitomic® Technology Platform

In January 2024, we acquired the assets comprising our mitomic technology platform from MDNA. This platform seeks to harness the unique properties of mitochondrial DNA (“mtDNA”) to detect disease through non-invasive, blood-based liquid biopsies.

The Mitomic® Technology Platform is designed to identify specific mutations in mtDNA indicative of various diseases. Due to its high mutation rate and cell persistence, mitochondrial DNA is an excellent biomarker for early disease detection. This platform allows for the rapid and accurate identification of disease-associated biomarkers, which can significantly enhance early diagnosis and treatment.

Key Products Under Development at Time of Acquisition:

Mitomic® Endometriosis Test (MET™):

●	Purpose: To provide an accurate and non-invasive diagnosis of endometriosis, a condition that affects approximately 1 in 10 women of reproductive age worldwide.

●	Clinical Validation: MET™ has demonstrated high accuracy in predicting surgical outcomes in women suspected of having endometriosis. The test has shown significant promise in reducing the diagnostic delay, which averages around ten years.

●	Impact: Early and precise diagnosis through MET™ can lead to timely and effective treatment, significantly improving patient outcomes and quality of life

Mitomic® Prostate Test (MPT™):

●	Purpose: To enhance the detection of clinically significant prostate cancer, reducing reliance on PSA testing, which often results in false positives and over-diagnosis.

●	Clinical Validation: MPT™ has shown the ability to predict prostate cancer accurately, distinguishing between aggressive and non-aggressive forms. This specificity is crucial in guiding treatment decisions and reducing unnecessary interventions.

●	Impact: MPT™ aims to improve patient outcomes by ensuring that only those with clinically significant prostate cancer receive treatment, thereby avoiding the side effects of unnecessary procedures.

To date, our primary focus with respect to the Mitomic Technology Platform has been the integration of such assets into our business. Our initial plans for the Mitomic Technology Platform are to complete product development, manufacturing and clinical validation of the MET™ and the MPT™.:

BRAIN SCIENTIFIC

We do not believe that precision health is limited to biochemical or immunological testing data. We continue to seek to identify platform technologies that enhance our portfolio of product lines that meet our vision of improving health by providing better access to care and developing innovative therapies. We believe that neurological testing also provides important information regarding brain health. We identified certain assets that were then subject to an insolvency proceeding that we believe have the potential to expand the use of EEG recordings more easily and make them more accessible in decentralized locations. We believe that these assets also have the potential to gather and process data obtained from various media (e.g. electroencephalogram (“EEG”) recordings, MRI and other imaging media) to assist with more complex diagnoses.

In January 2024, we entered an Assignment and Assumption Agreement (the “Brain Assignment Agreement”) with the agent (the “Agent”) of certain secured creditors (the “Brain Creditors”) of Brain Scientific, Inc., a Nevada corporation (“Brain Scientific”) and Philip J. von Kahle (the “Brain Seller”), as assignee of Brain Scientific and certain affiliated entities (collectively, the “Brain Companies”) under an assignment for the benefit of creditors pursuant to Chapter 727 of the Florida Statutes. Pursuant to the Brain Assignment Agreement, the Agent assigned its rights under that certain Asset Purchase and Settlement Agreement dated October 31, 2023 between the Brain Seller and the Agent (the “Brain Asset Purchase Agreement”) to the Company in consideration for the issuance by the Company of an aggregate of 6,000 shares of our newly designated Series B-1 Convertible Preferred Stock. In connection with the Brain Assignment Agreement, we entered into a patent assignment with the Brain Seller, pursuant to which the Brain Seller assigned all of its rights, titles and interests in certain patents and patent applications that were previously held by the Brain Companies to us. The intellectual property acquired relates to certain neurology products and motion products.

Neurology Products

The neurology products were designed to simplify the completion of EEG recordings in a more ambulatory setting. The NeuroCap™ and NeuroEEG™ products, which were 510K FDA cleared pre-launch ready, are focused on providing efficient tools to the EEG medical market. These technologies were designed to allow a miniature, wireless, clinical device capable of recording an EEG and provide the data to medical staff without the need to use bulky hardware or a neurology technician for the placement of the cap.

The NeuroCap™ is an FDA-cleared disposable, soft layered cap with an integrated electrode circuit designed to address conventional EEG systems’ existing problems. The silver embedded wiring is pre-gelled, requiring no preparation of the skin before application. NeuroCap™ makes it possible for medical staff of all levels to perform EEG tests, without having to laboriously apply electrodes one-by-one or spend considerable time cleaning an EEG headset after each use.

The NeuroCap™ works in parallel with the NeuroEEG™ amplifier device to carry out EEG tests. The NeuroCap™ can also work with other EEG devices. The NeuroCap™’s electrode placement follows standard alignment pursuant to the international 10-20 system. The acquisition of electrical brain activity is carried out by non-invasive pre-gelled passive Ag/AgCl scalp (cutaneous) electrodes, ensuring maximum comfort for the wearer.

The motion products are small piezoelectric motors which are designed for and expected to have valuable and beneficial uses as motors within medical devices and devices outside of the MedTech industry. We believe that these technologies will help us expand our technology focused products.

ADIVIR

Formed in April of 2023, Adivir™, Inc. (“Adivir”) is Aditxt’s most recently formed wholly owned subsidiary, dedicated to the clinical and commercial development efforts of innovative antiviral products, which have the potential to address a wide range of infectious diseases, including those that currently lack viable treatment options.

Background

On April 18, 2023, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Cellvera Global Holdings LLC (“Cellvera Global”), Cellvera Holdings Ltd. (“BVI Holdco”), Cellvera, Ltd. (“Cellvera Ltd.”), Cellvera Development LLC (“Cellvera Development” and together with Cellvera Global, BVI Holdco, Cellvera Ltd. and Cellvera Development (the “Sellers”), AiPharma Group Ltd. (“Seller Owner” and collectively with the Sellers, “Cellvera”), and the legal representative of Cellvera, pursuant to which, the Company will purchase Cellvera’s 50% ownership interest in G Response Aid FZE (“GRA”), certain other intellectual property and all goodwill related thereto (the “Acquired Assets”). Unless expressly stated otherwise herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the consideration for the Acquired Assets consists of (A) $24.5 million, comprised of: (i) the forgiveness of the Company’s $14.5 million loan to Cellvera Global, and (ii) approximately $10 million in cash, and (B) future revenue sharing payments for a term of seven years. GRA holds an exclusive, worldwide license for the antiviral medication, Avigan® 200mg, excluding Japan, China and Russia. The other 50% interest in GRA is held by Agility, Inc. (“Agility”).

Additionally, upon the closing, the share exchange agreement previously entered into as of December 28, 2021, between Cellvera f/k/a AiPharma Global Holdings, LLC (together with other affiliates and subsidiaries) and the Company, and all other related agreements, will be terminated.

The obligations of the Company to consummate the closing under the Asset Purchase Agreement are subject to the satisfaction or waiver, at or prior to the closing of certain conditions, including but not limited to, the following:

(i)	Satisfactory completion of due diligence;

(ii)	Completion by the Company of financing sufficient to consummate the transactions contemplated by the Asset Purchase Agreement;

(iii)	Receipt by the Company of all required consents from governmental bodies for the acquisition, including but not limited to, any consents required to complete the transfer and assignment of Cellvera’s membership interests in GRA;

(iv)	Receipt of executed payoff letters reflecting the amount required to be fully pay all of each of Seller’s and Seller Owner’s debt to be paid at closing;

(v)	Receipt by the Company of a release from Agility;

(vi)	Execution of an agreement acceptable to the Company with respect to the acquisition by the Company of certain intellectual property presently held by a third party;

(vii)	Execution of an amendment to an asset purchase agreement previously entered into by Cellvera with a third party that effectively grants the Company the rights to acquire the intellectual property from the third party under such agreement;

(viii)	Receipt of a fairness opinion by the Company with respect to the transactions contemplated by the Asset Purchase Agreement; and

(ix)	Receipt by the Company from the Seller Owner of written consent, whether through its official liquidator or the board of directors of Seller Owner, to the sale and purchase of the acquired assets and assumed liabilities pursuant to the Asset Purchase Agreement.

There can be no assurance that the conditions to closing will be satisfied or that the proposed acquisition will be completed as proposed or at all. As of the date of this prospectus supplement, the Company is not currently in discussions with Cellvera Global and does not expect that the transactions contemplated under the Asset Purchase Agreement will close in the near term, if ever.

Our commitment to building our antiviral portfolio is strategic and timely. We believe that there has never has there been a more important time to address the growing global need to uncover new treatments or commercialize existing ones that treat life-threatening global viral infections.

Recent Developments

Reverse Stock Split

At our Annual Meeting, our stockholders approved a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock at a specific ratio within a range of one-for five (1:for:5) to a maximum of one-for-two hundred (1-for-200), with the exact ratio to be determined by our board of directors in its sole discretion.

Following the Annual Meeting, our board of directors approved a one-for-forty (1-for-40) reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”). On October 1, 2024, we filed with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on October 1, 2024, and the Company’s common stock began trading on a split-adjusted basis when the Nasdaq Stock Market opened on October 2, 2024.

Market Development Collaboration Agreement

On September 18, 2024, Pearsanta, Inc., a subsidiary of the Company (“Pearsanta”) entered into a Market Development Collaboration Agreement (the “Collaboration Agreement”) with Evofem Biosciences, Inc. (“Evofem”), pursuant to which Pearsanta and Evofem agreed to collaborate on the development of the go-to-market plan for the planned launch of Pearsanta’s Mitomic Endometriosis Test (the “MET”). In addition, pursuant to the Collaboration Agreement, Pearsanta granted Evofem a right of first refusal (the “ROFR”) with respect to the distribution of the MET for a period of 24 months from the execution of the Collaboration Agreement (the “ROFR Term”). Under the Collaboration Agreement, the ROFR will only be triggered if during the ROFR Term: (i) Pearsanta or any of its affiliates or successors seeks to distribute MET in the U.S.; and (ii) Evofem has accomplished all of the agreed-upon milestones set forth in the Collaboration Agreement.

September 2024 Senior Note

On September 17, 2024, we issued and sold a senior note (the “September 2024 Senior Note”) to an accredited investor (the “Holder”) in the original principal amount of $923,077 for a purchase price of $600,000, reflecting an original issue discount of $323,077. The September 2024 Note does not bear interest and has a maturity date of the earlier of (i) June 18, 2025 and (ii) the initial time of consummation by the Company after the date hereof of any public or private offering(s), individually or in the aggregate, of securities with gross proceeds of at least $1 million. We may prepay any portion of the outstanding principal of the September 2024 Note at any time without penalty. So long as any amounts remain outstanding under the Note, 30% of the gross proceeds received by the Company on or after the date hereof from sales of common stock of the Company pursuant to any at-the-market offering, equity-line or other similar transaction, including this transaction, shall be used to repay the September 2024 Note. The September 2024 Note contains certain standard events of default, as defined in the September 2024 Note.

Senior Note Waiver and Side Letter

On August 28, 2024, we entered into a Waiver to Senior Note (the “Waiver”) with each of the holders of the May Senior Notes (defined below), pursuant to which effective as of August 21, 2024, each holder waived, in part, the definition of Maturity Date in the May Senior Note, such that the August 22, 2024 shall be deemed to be replaced with September 30, 2024. In connection with the Waiver, we also entered into a letter agreement (the “Letter Agreement”) with each of the holders, pursuant to which we agreed that we would apply 40% of the net proceeds from: (i) any sales of securities utilizing our currently effective Registration Statement on Form S-3, including but not limited to any sale under the Offering Agreement (a “Shelf Takedown”), (ii) sales of our common stock under its Common Stock Purchase Agreement dated May 2, 2023 with the Selling Stockholder (the “ELOC”), or (iii) any public offering of securities registered in a Registration Statement on Form S-1 (a “Public Offering”), to make payments on the May Senior Notes and the July Senior Notes (defined below). In addition, pursuant to the Letter Agreement, commencing on the date that the May Senior Notes and July Senior Notes have been repaid in full, we shall redeem all holders (each, a “Series C-1 Holder”) of our then outstanding Series C-1 Preferred Stock (ratably based on the amount of Preferred Stock then held by each Series C-1 Holder) in an amount equal to, in the aggregate among all Series C-1 Holders, 40% of the net proceeds raised from any Shelf Takedowns, any sales of common stock under the ELOC or any Public Offering (“Non-Participation Redemption”). In addition to the foregoing Non-Participation Redemption, in connection with any Shelf Takedown or Public Offering, in the event that a Series C-1 Holder participates in such Shelf Takedown or a Public Offering, we shall, in addition to the amounts paid to such Series C-1 Holder in the foregoing sentence, use 50% of the gross proceeds received in such Shelf Takedown or Public Offering from such Series C-1 Holder to redeem such Series C-1 Holder’s shares of Series C-1 Preferred Stock. As of the date of this prospectus, the May Senior Notes and July Senior Notes have been repaid.

Payment Agreement

On August 14, 2024, we entered into a Payment Agreement (the “Payment Agreement”) with H.C. Wainwright & Co., LLC ( “Wainwright”), pursuant to which we agreed (i) on or prior to September 15, 2024, to pay Wainwright $162,206.96 of certain outstanding fees from our May 2024 private placement and to issue warrants to purchase 2,420 shares of the Company’s common stock at an exercise price of $129.752 per share, commencing six months following issuance for a term of five years from the date of issuance and (ii) on or prior to October 15, 2024, to pay the remaining $162,206 of the outstanding fees from our May 2024 private placement. In addition, pursuant to the Payment Agreement, the Company agreed to make one-time cash payment of $190,000 to Wainwright in satisfaction of certain obligations of Evofem to Wainwright no later than five days following the closing of our merger with Evofem (the “Wainwright Evofem Payment”), provided however, that we shall not be obligated to pay the Wainwright Evofem Payment in the event that the merger has not closed by October 15, 2024 or the merger is terminated. As of the date of this prospectus supplement, we have not made any of the cash payments to Wainwright under the Payment Agreement.

August 2024 Registered Direct Offering

On August 8, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which we sold to such investors 4,700 shares of common stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 23,555 shares of common stock, having an exercise price of $0.04 per share, at a purchase price of $42.40 per share of common stock and a purchase price of $42.36 per Pre-Funded Warrant (the “Offering”). The shares of common stock and Pre-Funded Warrants (and shares of common stock underlying the Pre-Funded Warrants) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-280757), which was declared effective by the Securities and Exchange Commission on August 6, 2024. The closing of the sales of these securities under the Purchase Agreement took place on August 9, 2024.

August 2024 Exchange Agreement

On August 7, 2024, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with an institutional investor (the “Holder”) (the “Exchange Agreement”), pursuant to we agreed to exchange pre-funded warrants to purchase up to 30,928 shares of our common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $0.04 per share for: (i) an aggregate of 6,667 shares of our Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred Stock”), and (ii) warrants to purchase 64,229 shares of common stock of at an exercise price of $59.60 per share for a term of five years (the “Exchange Warrants”).

Increase in Authorized Common Stock

On August 7, 2024, we filed with the Secretary of State of Delaware an amendment to the Company’s Certificate of Incorporation, to increase the number of authorized common stock from 100,000,000 shares to 1,000,000,000 shares.

Amended and Restated Agreement and Plan of Merger

On December 11, 2023, the Company, Adfem, Inc. f/k/a Adicure, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Evofem entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged into and with Evofem, with Evofem surviving the Merger as a wholly owned subsidiary of the Company.

In connection with the Merger Agreement, the Company, Evofem and the holders (the “Holders”) of certain senior indebtedness of Evofem (the “Evofem Notes”) entered into an Assignment Agreement dated December 11, 2023 (the “Assignment Agreement”), pursuant to which the Holders assigned the Evofem Notes to the Company in consideration for the issuance by the Company of (i) an aggregate principal amount of $5 million in secured notes of the Company due on January 2, 2024 (the “January 2024 Secured Notes”), (ii) an aggregate principal amount of $8 million in secured notes of the Company due on September 30, 2024 (the “September 2024 Secured Notes”), (iii) an aggregate principal amount of $5 million in ten-year unsecured notes (the “Unsecured Notes”), and (iv) payment of $154,480 in respect of net sales of Phexxi in respect of the calendar quarter ended September 30, 2023, which amount was due and payable on December 14, 2023. This amount was paid in December 2023. The January 2024 Secured Notes are secured by certain intellectual property assets of the Company and its subsidiaries pursuant to an Intellectual Property Security Agreement (the “IP Security Agreement”) entered into in connection with the Assignment Agreement. The September 2024 Secured Notes are secured by the Evofem Notes and certain associated security documents pursuant to a Security Agreement (the “Security Agreement”) entered into in connection with the Assignment Agreement.

On January 2, 2024, the Company and certain holders of the January 2024 Secured Notes and September 2024 Secured Notes (the “Holders”) entered into amendments to the January 2024 Secured Notes (“Amendment No. 1 to January 2024 Secured Notes”), pursuant to which the maturity date of the January 2024 Notes was extended to January 5, 2024.

On January 5, 2024, the Company and the Holders entered into amendments to the January 2024 Secured Notes (“Amendment No. 2 to January 2024 Secured Notes”) and amendments to the September 2024 Secured Notes (“Amendment No. 1 to September 2024 Secured Notes”), pursuant to which the Company and the Holders agreed that in consideration of a principal payment in the aggregate amount of $1 million on the January 2024 Secured Notes and in increase in the aggregate principal balance of $250,000 on the September 2024 Secured Notes, that the maturity date of the January 2024 Secured Notes would be further extended to January 31, 2024.

On January 8, 2024, the Company, Adicure and Evofem entered into the First Amendment to the Merger Agreement (the “First Amendment to Merger Agreement”), pursuant to which the parties agreed to extend the date by which the joint proxy statement would be filed with the SEC until February 14, 2024.

On January 30, 2024, the Company, Adicure and Evofem entered into the Second Amendment to the Merger Agreement (the “Second Amendment to Merger Agreement”) to amend (i) the date of the Parent Loan (as defined in the Merger Agreement) to Evofem to be February 29, 2024, (ii) to change the date by which Evofem may terminate the Merger Agreement for failure to receive the Parent Loan to be February 29, 2024, and (iii) to change the filing date for the Joint Proxy Statement (as defined in the Merger Agreement) to April 1, 2024.

On January 31, 2024, the Company and the Holders entered into amendments to the January 2024 Secured Notes (“Amendment No. 3 to January 2024 Secured Notes”), pursuant to which the maturity date of the January 2024 Notes was extended to February 29, 2024. In addition, on January 31, 2024, the Company and the Holders entered into amendments to the September 2024 Secured Notes (“Amendment No. 2 to September 2024 Secured Notes”), pursuant to which the Company and the Holders agreed that in consideration of a principal payment in the aggregate amount of $1.25 million on the January 2024 Secured Notes and in increase in the aggregate principal balance of $300,000 on the September 2024 Secured Notes.

On February 26, 2024, Aditxt and the Holders entered into an Assignment Agreement (the February Assignment Agreement), pursuant to which the Company consented to the assignment of all remaining amounts due under the Evofem Notes from Aditxt back to the Holders. In connection with the February Assignment Agreement, the Company and the Holders entered into a payoff letter (the “Payoff Letter”) and amendments to the January 2024 Secured Notes (“Amendment No. 4 to January 2024 Secured Notes”), pursuant to which the maturity date of the January 2024 Secured Notes was extended to March 31, 2024 and the outstanding balance under the Notes, after giving effect to the transactions contemplated by the February Assignment Agreement as applied pursuant to the Payoff Letter, was adjusted to $250,000. On April 15, 2024, the Company repaid the remaining balance of $250,000 on the January 2024 Secured Notes.

On February 29, 2024, the Company, Adicure and Evofem entered into the Third Amendment to the Merger Agreement (the “Third Amendment to Merger Agreement”) in order to (i) make certain conforming changes to the Merger Agreement regarding the Evofem Notes, (ii) extend the date by which the Company and Evofem will file the joint proxy statement until April 30, 2024, and (iii) remove the requirement that the Company make the Parent Loan (as defined in the Merger Agreement) by February 29, 2024 and replace it with the requirement that the Company make an equity investment into Evofem consisting of (a) a purchase of 2,000 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $2.0 million on or prior to April 1, 2024, and (b) a purchase of 1,500 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $1.5 million on or prior to April 30, 2024.

On April 26, 2024, the Company received notice from Evofem (the “Termination Notice”) that Evofem was exercising its right to terminate the Merger Agreement as a result of the Company’s failure to provide the Initial Parent Equity Investment (as defined in the Merger Agreement, as amended).

On May 2, 2024, the Company, Adifem, Inc. f/k/a Adicure, Inc. and Evofem entered into the Reinstatement and Fourth Amendment to the Merger Agreement (the “Fourth Amendment”) in order to waive and amend, among other things, the several provisions listed below.

Amendments to Article VI: Covenants and Agreement

Article VI of the Merger Agreement is amended to:

●	reinstate the Merger Agreement, as amended by the Fourth Amendment, as if never terminated;

●	reflect the Company’s payment to Evofem, in the amount of $1,000,000 (the “Initial Payment”), via wire initiated by May 2, 2024;

●	delete Section 6.3, which effectively eliminates the “no shop” provision, and the several defined terms used therein;

●	add a new defined term “Company Change of Recommendation;” and

●	revise section 6.10 of the Merger Agreement such that, after the Initial Payment, and upon the closing of each subsequent capital raise by the Company (each a “Parent Subsequent Capital Raise”), the Company shall purchase that number of shares of Evofem’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), equal to forty percent (40%) of the gross proceeds of such Parent Subsequent Capital Raise divided by 1,000, up to a maximum aggregate amount of $2,500,000 or 2,500 shares of Series F-1 Preferred Stock. A maximum of $1,500,000 shall be raised prior to June 17, 2024 and $1,000,000 prior to July 1, 2024 (the “Parent Capital Raise”).

Amendments to Article VIII: Termination

Article VIII of the Merger Agreement is amended to:

●	extend the date after which either party may terminate from May 8, 2024 to July 15, 2024;

●	revise Section 8.1(d) in its entirety to allow Company to terminate at any time after there has been a Company Change of Recommendation, provided that Aditxt must receive ten day written notice and have the opportunity to negotiate a competing offer in good faith; and

●	amend and restate Section 8.1(f) in its entirety, granting the Company the right to terminate the agreement if (a) the full $1,000,000 Initial Payment required by the Fourth Amendment has not been paid in full by May 3, 2024 (b) $1,500,000 of the Parent Capital Raise Amount has not been paid to the Company by June 17, 2024, (c) $1,000,000 of the Parent Capital Raise Amount has not been paid to the Company by July 1, 2024, or (d) Aditxt does not pay any portion of the Parent Equity Investment within five calendar days after each closing of a Parent Subsequent Capital Raise.

Effect on Capital Stock

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all issued and outstanding shares of common stock, par value $0.0001 per share of Evofem (“Evofem Common Stock”), other than any shares of Evofem Common Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares (as hereinafter defined), will be converted into the right to receive an aggregate of $1,800,000; and (ii) each issued and outstanding share of Series E-1 Preferred Stock, par value $0.0001 of Evofem (the “Evofem Unconverted Preferred Stock”), other than any shares of Evofem Unconverted Preferred Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares, will be converted into the right to receive one (1) share of Series A-2 Preferred Stock, par value $0.001 of the Company (the “Company Preferred Stock”), having such rights, powers, and preferences set forth in the form of Certificate of Designation of Series A-2 Preferred Stock, the form of which is attached as Exhibit C to the Merger Agreement.

Any Evofem capital stock outstanding immediately prior to the Effective Time and held by an Evofem shareholder who has not voted in favor of or consented to the adoption of the Merger Agreement and who is entitled to demand and has properly demanded appraisal for such Company Capital Stock in accordance with the Delaware General Corporation Law (“DGCL”), and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (such Evofem capital Stock, “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration and, instead, shall be entitled to only those rights as set forth in the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his, her or its right to appraisal under the DGCL, with respect to any Dissenting Shares, upon surrender of the certificate(s) representing such Dissenting Shares, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the merger consideration, if any, to which such Evofem capital stock is entitled pursuant to the Merger Agreement, without interest.

As a closing condition for the Company, there shall be no more than 4,141,434 Dissenting Shares that are Evofem Common Stock or 98 Dissenting Shares that are Evofem E-1 Preferred Stock.

At the Effective Time, each option outstanding under the Evofem 2014 Equity Incentive Plan, the Evofem 2018 Inducement Equity Incentive Plan and the Evofem 2019 Employee Stock Purchase Plan (collectively, the “Evofem Option Plans”), whether or not vested, will be canceled without the right to receive any consideration, and the board of directors of Evofem shall take such action such that the Evofem Option Plans are cancelled as of the Effective Time.

As soon as practicable following the Execution Date, Evofem will take all action that may be reasonably necessary to provide that: (i) no new offering period will commence under the Evofem 2019 Employee Stock Purchase Plan (the “Evofem ESPP”); (ii) participants in the Evofem ESPP as of the Execution Date shall not be permitted to increase their payroll deductions or make separate non-payroll contributions to the Evofem ESPP; and (iii) no new participants may commence participation in the Evofem ESPP following the Execution Date. Prior to the Effective Time, Evofem will take all action that may be reasonably necessary to: (A) cause any offering period or purchase period that otherwise be in progress at the Effective Time to be the final offering period under the Evofem ESPP and to be terminated no later than five business days prior to the anticipated closing date (the “Final Exercise Date”); (B) make any pro-rata adjustments that may be necessary to reflect the shortened offering period or purchase period; (C) cause each participant’s then-outstanding share purchase right under the Evofem ESPP to be exercised as of the Final Exercise Date; and (D) terminate the Evofem ESPP, as of and contingent upon, the Effective Time.

On July 12, 2024 (the “Execution Date”), the Company entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”) with Merger Sub and Evofem, pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company. The Merger Agreement amended and restated that certain Agreement and Plan of Merger dated as of December 11, 2023, as subsequently amended as described below, by and among the Company, Merger Sub and Evofem (as amended, the “Original Agreement”).  Except as described below, the terms and provisions of the A&R Merger Agreement are consistent with the terms and provision of the Original Merger Agreement.

●	As consideration for the Merger, the Company will (i) pay $1.8 million less an amount equal to the product of (x) the number of Dissenting Shares represented by Evofem common stock and (y) the Common Exchange Ratio (as defined in the A&R Merger Agreement) (the “Common Consideration”)

●	Each share of the Evofem’s Series E-1 Preferred Stock issued and outstanding as of the Effective Time (as defined in the A&R Merger Agreement) shall automatically be converted into the right to receive from the Company one share of the Company’s Preferred Stock to be designated pursuant to the form of Certificate of Designation attached as an exhibit to the A&R Merger Agreement (the “Exchange Preferred Stock”)

At the effective time of the Merger:

●	The Evofem convertible note holders will enter into an exchange agreement, pursuant to which these note holders exchange the value of their then-outstanding convertible notes and purchase rights for an aggregate of not more than 88,161 shares of the Exchange Preferred Stock;

●	Each stock option of Evofem that was outstanding and unexercised immediately prior to the Effective Time will be cancelled without the right to receive any consideration; and

●	All shares of Evofem common stock or Evofem preferred stock held by the Company or Merger Sub or by any wholly-owned subsidiary thereof, shall be automatically cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefore;

The consummation of the Merger is conditioned upon, among other things: (i) Evofem shareholder approval shall having been obtained in accordance with applicable Law; (ii) no governmental entity having jurisdiction over any party shall have issue any order, decree, ruling injunction or other action that is in effect restraining the Merger; (iii) a voting agreement shall have been executed and delivered by the parties thereto; (iv) all Evofem preferred stock shall have been converted to Evofem common stock except for the Unconverted Company Preferred Stock (as defined by the A&R Merger Agreement); (v) Evofem shall have received agreements from all of the holders of Evofem’s warrants, duly executed, containing waivers with respect to any fundamental transaction, change in control or other similar rights that such warrant holders may have under any such Evofem warrants and exchange such Evofem warrants as they hold for an aggregate of not more than 930,336 shares of Parent Preferred Stock (as defined in the A&R Merger Agreement); (vi) Evofem shall have cashed out any other warrant holder who has not provided a warrant holder agreement, provided, however, that the aggregate amount of such cash out for any and all other warrant holders who have not provided a warrant holder agreement shall not exceed $0.15 million; (vii) Evofem shall have obtained waivers from holders of Evofem convertible notes of the original principal amount thereof with respect to any fundamental transaction rights such convertible note holders may have under any such convertible notes, including any right to vote, consent or otherwise approve or veto any of the transaction contemplated by this A&R Merger Agreement; (viii) Aditxt shall have received sufficient financing to satisfy its payment obligations under the A&R Merger Agreement (ix) the requisite stockholder approval shall have been obtained by Aditxt at a special meeting of its stockholders to approve the Parent Stock Issuance (as defined in the A&R Merger Agreement) (x) Aditxt shall have received a compliance certificate from Evofem certifying Company complied with all reps and warranties in the A&R Merger Agreement; (xi) Aditxt shall have received waivers from the parties to the agreements listed in Section 7.2(f) of the A&R Merger Agreement Parent Disclosure Letter of the issuance of securities in a “Variable Rate Transaction” (as such term in defined in such agreements); (xii) Aditxt shall have received a certificate certifying that no interest in Evofem is a U.S. real property interest, as required under U.S. treasury regulation section 1.897-2(h) and 1.1445-3(c); (xiii) Aditxt shall have paid, in full, the Repurchase Price, as defined in that certain Securities Purchase and Security Agreement, dated as of April 23, 2020, as amended by that First Amendment to the Securities Purchase and Security Agreement, dated as of November 20, 2021, that Second Amendment to the Securities Purchase and Security Agreement, dated as of March 21, 2022, that Third Amendment to Securities Purchase and Security Agreement dated as of September 15, 2022, and that Fourth Amendment to Securities Purchase and Security Agreement, dated as of September 8, 2023, by and among the Company, Baker Brothers Life Sciences, L.P., 667, L.P. and Bakers Bros. Advisors LP as entered into in connection with the issuance of the Evofem Notes (xiv) there shall be no more than 4,141,434 dissenting shares that are Evofem common stock or 98 dissenting shares that are Evofem preferred stock (xv) Evofem shall have received from Aditxt a compliance certificate certifying that Aditxt has complied with all representations and warranties, (xv) that Aditxt shall be in compliance with stockholders’ equity requirements in Nasdaq listing rule 5550(b)(1).

On July 23, 2024, Evofem consented to the transfer of the ownership of the Evofem Notes from the Holders to the successor, Future Pak, LLC (“Future Pak”).

On August 16, 2024, the Company, Merger Sub and Evofem entered into Amendment No. 1 to the Amended and Restated Merger Agreement (“Amendment No. 1”), pursuant to which the date by which the Company is to make the Third Parent Equity Investment was amended to the earlier of September 6, 2024 or five (5) business days of the closing of a public offering by the Company resulting in aggregate net proceeds to the Company of no less than $20 million.

On September 6, 2024, the Company, Merger Sub and Evofem entered into Amendment No. 2 to the Amended and Restated Merger Agreement (“Amendment No. 2”), pursuant to which the date by which the Company shall make the Third Parent Equity Investment was amended from September 6, 2024 to September 30, 2024 and to adjust the amount of such investment from $2 million to $1.5 million, and to extend the date by which Aditxt shall make the Fourth Parent Equity Investment (as defined under the Amended and Restated Merger Agreement) was amended from September 30, 2024 to October 31, 2024 and adjust the amount of such investment from $1 million to $1.5 million.

On September 27, 2024, Future Pak provided a Notice of Event of Default and Reservation of Rights (the “Notice of Default”) to Evofem relating to the Securities Purchase and Security Agreement dated April 23, 2020, as amended. The Notice of Default claims that by Evofem entering into arrangements to repay certain existing obligations, including obligations owed to the U.S. Department of Health and Human Services, an Event of Default has occurred under the Securities Purchase and Security Agreement.

According to the Notice of Default, Future Pak has accelerated repayment of the outstanding principal balance owed by Evofem under the Securities Purchase and Security Agreement. If all purchasers exercise the Section 5.7 Option (as defined below), the repurchase price would be equal to approximately $106.8 million. Pursuant to Section 5.7(b) of the Securities Purchase and Security Agreement, upon the occurrence of an Event of Default, each Purchaser may elect, at its option, to require Evofem to repurchase the Evofem Note held by such purchaser (or any portion thereof) at a repurchase price equal to two times the sum of the outstanding principal balance and all accrued and unpaid interest thereon, due within three business days after such purchaser delivers a notice of such election (the “Section 5.7 Option”).

As disclosed in Evofem’s Current Report on Form 8-K dated September 27, 2024, Evofem strongly disagrees with the claim that an Event of Default has occurred and intends to vigorously contest any attempt by Future Pak and the purchasers to exercise their default rights and remedies under the Securities Purchase and Security Agreement.

On October 2, 2024, the Company, Merger Sub and Evofem entered into Amendment No. 3 to the Amended and Restated Merger Agreement (“Amendment No. 3”) in order to extend the date by which the Company shall make the Third Parent Equity Investment to October 2, 2024, reduce the amount of the Third Parent Equity Investment from $1.5 million to $720,000, and increase the amount of the Fourth Parent Equity Investment from $1.5 million to $2.28 million.

Securities Purchase Agreement – Evofem Series F-1 Convertible Preferred Stock

On July 12, 2024 (the “Closing Date”), the Company completed the Initial Parent Equity Investment (as defined under the Merger Agreement) and entered into a Securities Purchase (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which the Company purchased 500 shares of Evofem’s Series F-1 Convertible Preferred Stock par value $0.0001 per share (“Evofem F-1 Preferred Stock”) for an aggregate purchase price of $500,000. In connection with the Series F-1 Securities Purchase Agreement, the Company and Evofem entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Evofem agreed to file with the SEC a registration statement covering the resale of the shares of its common stock issuable upon conversion of the Evofem Series F-1 Preferred Stock within 300 days of the Closing Date and to have such registration statement declared effective by the SEC the earlier of the (i) 90th calendar day after the Closing Date and (ii) 2nd Business Day after the date Evofem is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

Pursuant to the Merger Agreement, the Company is also obligated to purchase: (i) an additional 500 shares of Evofem Series F-1 Preferred Stock for an additional aggregate purchase price of $500,000 on or prior to August 9, 2024; (ii) an additional 2,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $2 million on the earlier of August 30, 2024 or 5 business days of the closing of a public offering by the Company resulting in aggregate net proceeds to the Company of no less than $20 million; and (iii) an additional 1,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $1 million on or prior to September 30, 2024.

On September 18, 2024 (the “Closing Date”), we entered into a Securities Purchase Agreement (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which we purchased 260 shares of Evofem’s Series F-1 Preferred Stock for an aggregate purchase price of $260,000. In connection with the Series F-1 Securities Purchase Agreement, the Company and Evofem entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Evofem agreed to file with the SEC a registration statement covering the resale of the shares of its common stock issuable upon conversion of the Evofem Series F-1 Preferred Stock within 300 days of the Closing Date and to have such registration statement declared effective by the SEC the earlier of the (i) 90th calendar day after the Closing Date and (ii) 2nd Business Day after the date Evofem is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

On October 2, 2024, the Company entered into a Securities Purchase Agreement (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which the Company purchased 460 shares of Evofem F-1 Preferred Stock for an aggregate purchase price of $460,000. In connection with the Series F-1 Securities Purchase Agreement, the Company and Evofem entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Evofem agreed to file with the SEC a registration statement covering the resale of the shares of its common stock issuable upon conversion of the Evofem Series F-1 Preferred Stock within 300 days of the Closing Date and to have such registration statement declared effective by the SEC the earlier of the (i) 90th calendar day after the Closing Date and (ii) 2nd Business Day after the date Evofem is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

Promissory Note

On April 10, 2024, Sixth Borough Capital Fund, LP (“Sixth Borough”) loaned the Company $230,000. The loan was evidenced by an unsecured promissory note (the “Sixth Borough April Note”). Pursuant to the terms of the Sixth Borough April Note, it will accrue interest at the prime rate of 8.5% per annum and is due on the earlier of April 19, 2024 or an event of default, as defined therein. On May 9, 2024, at which point the balance of the loan was $35,256, Sixth Borough loaned an additional $20,000 to the Company, bringing the balance of the loan to $55,256.03. The loan was evidenced by an unsecured promissory note (the “Upsize Note”). Pursuant to the terms of the Upsize Note, it accrued interest at the 15% per annum and was due on the earlier of June 9, 2024 (the “Maturity Date”) or an event of default, as defined therein. The Company failed to repay the balance on the Maturity Date, and as such was in default on the Upsize Note.

On June 20, 2024, at which point the balance of the Upsize Note was $56,187, Sixth Borough loaned an additional $50,000 to the Company and the Company issued a new note (the “New Note”) to Sixth Borough in the principal amount of $116,806, which includes an original issue discount of 10%. The New Note is subordinate and junior, in all respects, to those certain senior notes in the aggregate principal amount of $986,380 due August 22, 2024 issued by the Company on May 22, 2024 (the “May 2024 Senior Notes”). The New Note bears interest at a rate of 8% per annum and is due on the earlier of (i) November 21, 2024; or (ii) at or before the final closing of the next series of public or private financings, totaling $750,000 or more in the aggregate by the Company, subject to the prior payment in full of all amounts then owing on the May 2024 Senior Notes; or (iii) an Event of Default (as defined in the New Note).

Lease Default

The Company is party to a lease agreement dated as of May 4, 2021 by and between LS Biotech Eight, LLC (the “Landlord”) and the Company (the “Lease”). On May 10, 2024, the Company received written notice (the “Lease Default Notice”) from the Landlord that the Company was in violation of its obligation to (i) pay Base Rent (as defined in the Lease) and Additional Rent (as defined in the Lease) in the amount of $431,182.32 in the aggregate, together with administrative charges and interest, as well as (ii) replenish the Security Deposit (as defined in the Lease) in the amount of $159,375.00, all as required under the Lease. Pursuant to the Lease Default Notice, the Landlord has demanded that a payment of $590,557.31 plus administrative charges and interest, which shall accrue at the Default Rate (as defined in the Lease) be made no later than May 17, 2024. On July 18, 2024 the Company made a payment of $86,279 against the outstanding balance. The Company and the Landlord are currently in talks to agree upon a payment plan.

The Company is working with the Landlord to come to an amicable resolution. However, no assurance can be given that the parties will reach an amicable resolution on a timely basis, on favorable terms, or at all.

Equity Line of Credit

On May 2, 2024, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Seven Knots, pursuant to which Seven Knots has agreed to purchase from us, at our direction from time to time, from and after the effective date of a prospectus covering the sale of such shares and until the termination of the Purchase Agreement, shares of our common stock having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement. As of the date of this prospectus supplement, we have issued and sold approximately 7.6 million shares of our common stock for aggregate gross proceeds of approximately $11.2 million under the Purchase Agreement.

May 2024 Private Placement

On May 2, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which we agreed to issue and sell to such investors in a private placement (the “Private Placement”): (i) an aggregate of 4,186 shares of our Series C-1 Preferred Stock; (ii) an aggregate of 4,186 shares of our Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”); and (iii) warrants (the “Warrants”) to purchase up to an aggregate of 40,327 shares of our common stock. The Series C-1 Preferred Stock is convertible into shares of our common stock at an initial conversion price of $103.80, subject to adjustment as provided in the Certificate of Designation of the Series C-1 Preferred Stock.

The Warrants are exercisable commencing six months following the initial issuance date at an initial exercise price of $98.80 per share and expire five years from the date of issuance.

On May 2, 2024, in connection with the Purchase Agreement, we entered into a registration rights agreement with the investors (the “Registration Rights Agreement”), pursuant to which we agreed to prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the shares of our common stock issuable upon conversion of the Series C-1 Preferred Stock (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”): (i) on the later of (x) the 30th calendar day after the closing date, or (y) the 2nd business day following the Stockholder Approval Date (as defined in the Purchase Agreement), with respect to the initial registration statement; and (ii) on the date on which we are required to file any additional Registration Statement pursuant to the terms of the Registration Rights Agreement with respect to any additional Registration Statements that may be required to be filed by us (the “Filing Deadline”). Pursuant to the Registration Rights Agreement, we are required to have the initial Registration Statement declared effective by the SEC on the earlier of: (x) the 60th calendar day after the Filing Deadline (or the 90th calendar day after the Filing Deadline if subject to a full review by the SEC); and (y) the 2nd business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed. In the event that we fail to file the Registration Statement by the Filing Deadline, have it declared effective by the Effectiveness Deadline, or the prospectus contained therein is not available for use or the investor is not otherwise able to sell its Warrant Shares pursuant to Rule 144, we shall be required to pay the investor an amount equal to 2% of such investor’s Purchase Price (as defined in the Purchase Agreement) on the date of such failure and on every thirty date anniversary until such failure is cured.

May 2024 Senior Note

On May 20, 2024, we issued and sold a senior note (the “May 20 Senior Note”) to an accredited investor (the “Holder”) in the original principal amount of $93,918.75 for a purchase price of $75,135.00, reflecting an original issue discount of $18,783.75. Unless earlier redeemed, the May 20 Senior Note will mature on August 18, 2024 (the “Note Maturity Date”), subject to extension at the option of the Holder in certain circumstances as provided in the May 20 Senior Note. The May 20 Senior Note bears interest at a rate of 8.5% per annum, which is compounded each calendar month and is payable in arrears on the Note Maturity Date. The May 20 Senior Note contains certain standard events of default, as defined in the May 20 Senior Note (each, an “Event of Default”). Upon the occurrence of an Event of Default, the interest rate shall be increased to 18% per annum and the Holder may require the Company to redeem the May 20 Senior Note, subject to an additional 5% redemption premium. In addition, if we sell any shares of our common stock pursuant to any equity line of credit, we are required to redeem in cash a portion of the May 20 Senior Note equal to the lesser of: (i) the outstanding amount of the May 20 Senior Note; and (ii) 80% of 30% of such equity line proceeds, at a redemption price calculated based upon $1.20 for each $1.00 of outstanding amount of the May 20 Senior Note. The May 20 Senior Note also contains an exchange right, which permits the Holder, in its discretion, to exchange the May 20 Senior Note, in whole or in part, for securities to be sold by us in a subsequent placement, subject to certain exceptions and an additional 20% premium of the amount of the May 20 Senior Note exchanged. The May 20 Senior Note is a senior, unsecured obligation of the Company, ranking senior to all other unsecured indebtedness of the Company.

May 2024 Private Placement

On May 24, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors pursuant to which we issued and sold senior notes in the aggregate principal amount of $986,379.68 (the “May 24 Senior Notes” and together with the May 20 Senior Notes, the “May 2024 Senior Notes”) maturing on August 22, 2024, which included the exchange of the previously issued May 20 Senior Note in the principal amount of $93,918.75. The Company received cash proceeds of $775,000 from the sale of the May 24 Senior Notes.

Upon an Event of Default (as defined in the May 2024 Senior Notes), the May 2024 Senior Notes will bear interest at a rate of 14% per annum and the holder shall have the right to require the Company to redeem the May 2024 Senior Notes at a redemption premium of 125%. In addition, while the May 2024 Senior Notes are outstanding, the Company is required to utilize 100% of the proceeds from any offering of securities to redeem the May 2024 Senior Notes. Pursuant to the Securities Purchase Agreement, the Company agreed to use commercially reasonable efforts, including the filing of a registration statement with the SEC for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the May 2024 Senior Notes, the Company issued an aggregate of 8,212 shares of its common stock (the “Commitment Shares”) as a commitment fee to the investors. Pursuant to the Securities Purchase Agreement, the Company also agreed to file a registration statement with the SEC covering the resale of the Commitment Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof. As of the date of this prospectus, the May 2024 Senior Notes have been repaid.

July 2024 Senior Note

On July 9, 2024 and July 12, 2024, we entered into Securities Purchase Agreements (the “July 2024 Securities Purchase Agreements”) with an accredited investors (the “July 2024 Purchasers”) pursuant to which we issued and sold senior notes in the principal amount of $1,500,000 (the “July 2024 Note”) maturing on October 7, 2024. We received cash proceeds of $1,200,000 from the sale of the July 2024 Note.

Upon an Event of Default (as defined in the July 2024 Note), the July 2024 Note will bear interest at a rate of 14% per annum and the holder shall have the right to require us to redeem the July 2024 Note at a redemption premium of 125%. In addition, while the July 2024 Note is outstanding, we are required to utilize 100% of the proceeds from any offering of securities to redeem the July 2024 Note. Pursuant to the July 2024 Securities Purchase Agreements, we agreed to use commercially reasonable efforts, including the filing of a registration statement with SEC for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the July 2024 Note, we issued the July 2024 Purchasers a warrant (the “July 2024 Note Warrant”) to purchase up to 75,000 shares of our common stock (the “July 2024 Warrant Shares”). Pursuant to the July 2024 Securities Purchase Agreements, we also agreed to file a registration statement with the SEC covering the resale of the July 2024 Warrant Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof. The July 2024 Warrant is exercisable following Stockholder Approval (as defined in the July 2024 Securities Purchase Agreement) at an initial exercise price of $59.60 for a term of five years. As of the date of this prospectus, the July 2024 Note has been repaid.

Warrant Amendment and Exercise

On July 9, 2024, we entered into an amendment to common stock purchase warrants (the “July 2024 Warrant Amendment”) with the holder (the “Holder”) of certain of our warrants originally issued in December 2023, April 2023, September 2022, December 2021, August 2021, and September 2020 (collectively, the “Outstanding Warrants”), pursuant to which the Company and the Holder agreed to amend each of the Outstanding Warrants to lower the exercise price of the Outstanding Warrants to $59.60 per share.

On July 17, 2024 the Holder exercised warrants into 20.914 shares of the Company’s common stock.

Arrangement Agreement with Appili Therapeutics, Inc.

On April 1, 2024, we entered into an arrangement agreement (the “Arrangement Agreement”) with Adivir, a wholly owned subsidiary of the Company and Appili Therapetics, Inc. (“Appili”) pursuant to which Adivir will acquire all of the issued and outstanding Class A common shares of Appili (the “Appili Shares”) on the terms and subject to the conditions set forth therein. The acquisition of the Appili Shares (the “Arrangement”) will be completed by way of a statutory plan of arrangement under the Canada Business Corporation Act.

At the effective time of the Arrangement (the “Arrangement Effective Time”), each Appili Share outstanding immediately prior to the Arrangement Effective Time (other than Appili Shares held by a registered holder of Appili Shares who has validly exercised such holder’s dissent rights) will be deemed to be assigned and transferred by the holder thereof to Adivir in exchange for: (i) $0.0467 in cash consideration per share for an aggregate cash payment of $5,668,222 (the “Cash Consideration”); and (ii) 0.1098 of a share of our common stock or an aggregate of 8,322 shares (the “Consideration Shares” and together with the Cash Consideration, the “Transaction Consideration”). In connection with the transaction, each outstanding option and warrant of Appili will be cashed-out based on the implied in-the-money value of the Transaction Consideration, which is expected to result in an additional aggregate cash payment of approximately $341,000 (based on the number of issued and outstanding options and warrants and exchange rates as of the date of the Arrangement Agreement).

The respective obligations of each of the Company, Adivir and Appili to consummate the closing of the Arrangement (the “Closing”) are subject to the satisfaction or waiver, at or prior to the closing of the following conditions:

(i)	the Interim Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Interim Order shall not have been set aside or modified in a manner unacceptable to either party;

(ii)	the Arrangement Resolution (as defined in the Arrangement Agreement) shall have been adopted by the Appili shareholders at the Appili shareholders’ meeting in accordance with the Interim Order;

(iii)	the Final Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Final Order shall not have been set aside or modified in a manner unacceptable to either party;

(iv)	completion of an equity or debt financing by the Company with minimum gross proceeds of at least $20 million (the “Financing”);

(v)	there shall not be any law or order which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits the consummation of the Arrangement or the other transaction contemplated by the Arrangement Agreement;

(vi)	the issuance of the Consideration Shares will be exempt from the registration requirements of: (A) the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) of the Securities Act; and (B) all applicable U.S. securities laws;

(vii)	the distribution of the Consideration Shares pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of applicable securities laws ; and

(viii)	the Consideration Shares to be issued pursuant to the Arrangement shall, subject to customary conditions, have been approved for listing on Nasdaq.

The Company and Adivir

The obligations of the Company and Adivir to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of certain conditions, including but not limited to, the following:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of Appili are true and correct as of the Arrangement Effective Time as if made as at and as of such time;

(ii)	Appili shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	dissent rights will not have been exercised with respect to more than 10% of the issued and outstanding Appili Shares;

(iv)	the LZH Consent Agreement (as defined in the Arrangement Agreement) continues to remain in full force and effect and enforceable against the parties thereto and the parties thereto have performed their respective obligations thereunder required to be completed on or before the Closing;

(v)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on Appili; and

(vi)	there is no action or proceeding pending or threatened by any governmental entity that prohibits the Company from acquiring, holding or exercising full rights of ownership of the Appili Shares, prevents or materially delays the consummation of the Arrangement, or prohibits or restricts in any material respect the ownership or operation of the business of the Company or Appili.

Appili

The obligations of Appili to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of the Company and Adivir are true and correct as of the Arrangement Effective Time as if made as at and as of such time;

(ii)	the Company and Adivir shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on the Company or Adivir;

(iv)	the Third-Party Consents (as defined in the Arrangement Agreement) shall have been obtained;

(v)	there is no action or proceeding pending or threatened by any governmental entity that cease trades, enjoins or prohibits the Company’s ability to issue the Consideration Shares, or prevents or material delays the consummation of the Arrangement;

(vi)	the Company shall have taken steps to reconstitute the board of directors of Adivir such that it will consist of five directors as of the Effective Date, one of whom will be the Company Nominee (as defined in the Arrangement Agreement);

(vii)	the Company shall have taken steps to have caused the Appointed Officers (as defined in the Arrangement Agreement) to be duly appointed officers of Adivir;

(viii)	the Company shall satisfy on the Arrangement Effective Date the payment in immediately available funds as directed in writing by Appili of not less than 50% of the outstanding accounts payable of Appili, provided that in the event the Company raises gross proceeds of more than $25 million in the Financing, any amounts raised by the Company in excess of $25 million shall be first applied by the Company to satisfy any unpaid Closing Company Payables (as defined in the Arrangement Agreement); and

(ix)	the Company shall have deposited with the Depositary (as defined in the Arrangement Agreement) the Consideration Shares and the Cash Consideration.

The Arrangement Agreement may be terminated at any time prior to the consummation of the Closing by mutual written consent of the Company and Appili.

As further set out in the Arrangement Agreement, either the Company or Appili may also terminate the Arrangement Agreement prior to the Effective Time if: (i) the Appili shareholders’ meeting is duly convened and held and the Arrangement Resolution (as defined in the Arrangement Agreement) is voted on by the Appili shareholders and not approved by the Appili shareholders as required by the Interim Order (as defined in the Arrangement Agreement); (ii) if any Law (as defined in the Arrangement Agreement) is enacted, made, issued, rendered, enforced or amended following the date of the Arrangement Agreement that prohibits the Arrangement and such Law has become final and non-appealable; (iii) the Arrangement Effective Time does not occur on or prior to July 31, 2024 (the “Outside Date”); or (iv) the Financing is not completed on or before 5:00 p.m. (ET) on June 30, 2024 or such later date as the parties may in writing agree.

The Company may terminate the Arrangement Agreement if prior to the Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Appili that would cause any Company or Adivir conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement) by the Appili shareholders the Appili board of directors makes a Company Change in Recommendation (as defined in the Arrangement Agreement) or enters into a written agreement to effect a Company Acquisition Proposal (as defined in the Arrangement Agreement); (iii) there has been a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of Appili which is incapable of being cured on or before the Outside Date; (iv) Appili is in material breach of any of the non-solicitation or match provisions of the Arrangement Agreement; or (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of the Company or Adivir cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of the Company or Adivir.

Appili may terminate the Arrangement Agreement if prior to the Arrangement Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company that would cause any Appili conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement) by the Appili shareholders if the Appili board of directors makes a Company Change in Recommendation (as defined in the Arrangement Agreement) or enters into a written agreement to effect a Company Superior Proposal (as defined in the Arrangement Agreement); (iii) the Company does not provide the Depositary (as defined in the Arrangement Agreement) with sufficient consideration to complete the transactions contemplated by the Arrangement Agreement; (iv) there has occurred a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of the Company which is incapable of being cured prior to the Outside Date; (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of Appili cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of Appili; or (vi) the Company does not take all actions within its control that are necessary to remedy a default on or prior to 5:00 p.m. (ET) on the day that is 15 business days from the date of the Arrangement Agreement.

Termination Fee

The Company shall be entitled to a termination fee of CDN$1,250,000 (the “Termination Fee”) in the event that:

(i)	the Arrangement Agreement is terminated by Appili or the Company as a result of a Company Change in Recommendation / to enter into a Company Superior Proposal (both as defined in the Arrangement Agreement); or

(ii)	the Arrangement Agreement is terminated by the Company as a result of breach of: (A) a representation, warranty or covenant by Appili (including Appili’s non-solicitation covenants); (B) failure of the Appili shareholders to approve the Arrangement Resolution (as defined in the Arrangement Agreement); or (C), the Arrangement Agreement is terminated by the Company or Appili if the Arrangement Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Company Acquisition Proposal (as defined in the Arrangement Agreement) has been made to Appili or announced and within 12 months following the date of such termination: (1) a Company Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement is consummated; or (2) Appili enters into a definitive agreement in respect of a Company Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement and at any time thereafter such Company Acquisition Proposal (as defined in the Arrangement Agreement) is consummated.

Appili shall be entitled to the Termination Fee in the event that:

(i)	the Arrangement Agreement is terminated by the Company or Appili as a result of the failure to complete the Financing on or before June 30, 2024;

(ii)	the Arrangement Agreement is terminated by as a result of the failure to take all actions within its control that are necessary to remedy a default of the Parent (as defined in the Arrangement Agreement) on or prior to 5:00 p.m. (ET) on the day that is 15 business days from the date of the Arrangement Agreement;

(iii)	the Arrangement Agreement is terminated by Appili as a result of a breach of a representation, warranty or covenant by the Company or the Arrangement Agreement is terminated by the Company or Appili if the Arrangement Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Parent Acquisition Proposal (as defined in the Arrangement Agreement) has been made to the Company or announced and within 12 months following the date of such termination: (1) a Parent Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement is consummated; or (2) the Company enters into a definitive agreement in respect of a Parent Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement and at any time thereafter such Parent Acquisition Proposal (as defined in the Arrangement Agreement) is consummated.

On July 1, 2024, the Company, Adivir and Appili entered into an Amending Agreement (the “Amending Agreement”), pursuant to which the Parties (as defined in the Arrangement Agreement) agreed that: (i) the Outside Date (as defined in the Arrangement Agreement) would be changed to August 30, 2024; (ii) Adivir agreed that it would convene the Company Meeting (as defined in the Arrangement Agreement) no later than August 30, 2024, provided that Appili shall be under no obligation to convene the Company Meeting prior to the date that is 50 days following the date that Aditxt delivers to Appili all complete Additional Financial Disclosure (as defined in the Arrangement Agreement) required for inclusion in the Company Circular (as defined in the Arrangement Agreement); (iii) Aditxt shall use commercially reasonable efforts to complete the Financing (as defined in the Arrangement Agreement) no later than August 30, 2024; and (iv) Aditxt or Appili may terminate the Arrangement Agreement if the Financing is not completed by 5:00 p.m. (ET) on August 30, 2024 or such later date as the Parties may agree in writing.

On July 18, 2024, the Company, Adivir and Appili entered into a Second Amending Agreement (the “Second Amending Agreement”), pursuant to which the Arrangement Agreement was further amended to provide that (i) the Outside Date will be extended to September 30, 2024, (ii) the Appili Meeting will be conducted no later than September 30, 2024, provided that Appili shall be under no obligation to hold the Appili Meting prior to the date that is 50 days following the date that the Company delivers all complete Additional Financial Disclosure required for inclusion in the circular; (iii) the Company shall use commercially reasonable efforts to complete the Financing on or prior to September 15, 2024; and (iv) the Company and Appili may terminate the Arrangement Agreement if the Financing is not completed on or before 5:00 p.m. (ET) on September 15, 2024 or such later date as the Parties may in writing agree.

On August 20, 2024, the Company, Adivir and Appili entered into a Third Amending Agreement (the “Third Amending Agreement”), pursuant to which the Arrangement Agreement was amended to provide that (i) the Outside Date will be extended to November 19, 2024, (ii) Appili shall convene an annual and special meeting in parallel to the Appili Meeting, to approve as promptly as practicable Appili’s continuation from a corporation governed under the Canada Business Corporations Act to a corporation governed under the Business Corporations Act (Ontario) (the “Continuance”); (iii) the date by which Appili shall convene the Appili Meeting will be extended to no later than November 6, 2024, provided that Appili shall be under no obligation to hold the Appili Meeting prior to the date that is 50 days following the date that the Company delivers all complete Additional Financial Disclosure required for inclusion in the Company Circular; (iv) the Company shall use commercially reasonable efforts to complete the Financing on or prior to October 18, 2024; and (v) the completion of the Continuance shall be a condition to the completion of the Arrangement.

Corporate Information

We were incorporated as a Delaware corporation on September 28, 2017. Our principal executive offices are located at 2569 Wyandotte Street, Suite 101, Mountain View, CA 94043, and our telephone number is (650) 870-1200.

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $35 million.

Common Stock to be Outstanding Immediately After this Offering (1)	Up to 52,393,052 shares, after giving effect to the assumed sale of 44,025,157 shares of our common stock at a price of $0.795 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 24, 2024. The actual number of shares issued will depend on the price at which shares are sold from time to time during this offering.

Form of Offering	The Sales Agent may, according to the terms of the Offering Agreement, sell the shares of our common stock offered under this prospectus supplement in an “at-the-market” offering. See “Plan of Distribution” on page S-40 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds of this offering, if any, for (i) payments on our outstanding September 2024 Senior Note, (ii) payment of obligations under the Evofem Amended and Restated Merger Agreement, including, without limitation, the purchase of additional shares of Evofem Series F-1 Preferred Stock, (iii) payment of obligations under the Appili Arrangement Agreement, (iv) redemptions of our outstanding Series C-1 Preferred Stock, and (v) payments to secured creditors, accounts payable, as well as continuing operating expenses and working capital.

See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-25 of this prospectus supplement and page 20 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“ADTX”

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 8,740,418 shares of our common stock outstanding as of October 24, 2024, and excludes, as of such date:

●	261,115 shares of our Common Stock issuable upon exercise of warrants, subject to vesting having a weighted average exercise price of $283.17 per share;

●	1,140 shares of our Common Stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan and 2021 Equity Incentive Plan or the 2017 Plan and the 2021 plan, respectively, subject to vesting;

●	621,357 shares of our Common Stock issuable upon a standard conversion of outstanding Series A-1 Convertible Preferred Stock;

●	82,790 shares of our Common Stock issuable upon a standard conversion of outstanding Series B-1 Convertible Preferred Stock;

●	69,666 shares of our Common Stock issuable upon a standard conversion of outstanding Series B-2 Convertible Preferred Stock;

●	97,152 shares of our Common Stock issuable upon a standard conversion of outstanding Series C-1 Preferred Stock; and

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of options or warrants described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and the subsequent reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely effected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Nasdaq Listing, Financial Position and Need for Capital

We are under a panel monitor from Nasdaq as we have historically failed to comply with certain listing requirements of the Nasdaq Stock Market, which could result in our Common Stock being delisted from the Nasdaq Stock Market.

On November 21, 2023, we received written notice from Nasdaq that we had regained compliance with the Public Float Rule. On December 29, 2023, we received written notice from Nasdaq that we had regained compliance with the Stockholders’ Equity Rule, but will be subject to a Mandatory Panel Monitor for a period of one year. If within that one-year monitoring period, Nasdaq finds the Company again out of compliance with the Stockholders’ Equity Rule, we will not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency and Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency. If this occurs, Nasdaq will issue a delist determination letter and we will have the opportunity to request a new hearing. In the event that we fall out of compliance with the Stockholders Equity Rule, we intends to request a new hearing.

On October 3, 2024, we were notified by Nasdaq that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq  Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq  Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our common stock between August 20, 2024 and October 1, 2024, we no longer met the minimum bid price requirement. The notification letter has no immediate effect on the listing or trading of our common stock on The Nasdaq  Capital Market and, at this time, the common stock will continue to trade on The Nasdaq Capital Market under the symbol “ADTX.”

The notification letter provides that the Company has 180 calendar days, or until April 1, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If we do not regain compliance by April 1, 2025, an additional 180 days may be granted to regain compliance, so long as we meet Nasdaq continued listing requirements (except for the bid price requirement) and notifies Nasdaq in writing of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then Nasdaq will notify us of its determination to delist our common stock, at which point we will have an opportunity to appeal the delisting determination to a Hearings Panel.

As previously reported in a Current Report on Form 8-K filed by the Company,  on October 1, 2024, we filed with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation to effect a reverse stock split. The reverse stock split became effective as of 4:01 p.m. Eastern Time on October 1, 2024, and our common stock began trading on a split-adjusted basis when the Nasdaq Stock Market opened on October 2, 2024. The reverse stock split was primarily intended to bring us into compliance with Nasdaq’s minimum bid price requirement. As of the date of this prospectus supplement, our common stock has had a closing bid price of at least $1.00 for fourteen consecutive business days.

If we are delisted from Nasdaq, our common stock may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our common stock, it may be extremely difficult or impossible for stockholders to sell their shares. We intend to monitor the closing bid price of our common stock and may be required to seek approval from our stockholders to affect a reverse stock split of the issued and outstanding shares of our common stock, however, under Nasdaq Rule 5810(b)(3)(a)(iv), we will not be entitled to an additional compliance period if the proposed reverse split reverse stock split ratio, when combined with any prior reverse stock splits implements in the prior period of two years would exceed 250-for-1 in the aggregate. Our October 2024 reverse stock split when combined with our August 2023 reverse stock split exceeded 250-for-1 in the aggregate. In addition, there can be no assurance that any future reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. Even if the reverse stock split is approved by our stockholders, there can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing rules.

If we are delisted from Nasdaq, but obtain a substitute listing for our common stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our common stock is delisted from Nasdaq, the value and liquidity of our common stock, warrants and pre-funded warrants would likely be significantly adversely affected. A delisting of our common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations, including but not limited to our ability to effectuate sales under the Offering Agreement, and/or result in a loss of confidence by investors, employees and/or business partners and/or reduce the availability of information concerning the trading prices and volume of our common stock and the number of broker-dealers willing to execute trades in shares of our common stock.

Our financial situation creates doubt whether we will continue as a going concern.

We were incorporated in September 2017 and have a limited operating history and our business is subject to all the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. Since inception, we have incurred losses and expect to continue to operate at a net loss for at least the next several years as we commence our research and development efforts, conduct clinical trials, and develop manufacturing, sales, marketing, and distribution capabilities. Our net loss attributable to common stockholders for the years ended December 31, 2023 and 2022 was $32,700,710 and $27,687,553, respectively, and our accumulated deficit as of December 31, 2023 was $127,741,072. Our net loss for the six months ended June 30, 2024 and 2023 was $22,492,573 and $11,666,724, respectively, and our accumulated deficit as of June 30, 2024 was $150,024,555. There can be no assurance that the products under development by us will be approved for sale in the U.S. or elsewhere or that we will successfully close any of our pending M&A transactions. Furthermore, there can be no assurance that if our products are approved, they will be successfully commercialized, and the extent of our future losses and the timing of our profitability are highly uncertain. In addition, we may not be able to successfully integrate any businesses that we have acquired or plan to acquire. If we are unable to achieve profitability, we may be unable to continue our operations. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

If we fail to obtain the capital necessary to fund our operations, we will be unable to continue or complete our product development and you will likely lose your entire investment.

We will need to continue to seek capital from time to time to continue development of our lead drug candidate beyond our initial combined Phase I/Iia clinical trial and to acquire and develop other product candidates. Once approved for commercialization, we cannot provide any assurances that any revenues it may generate in the future will be sufficient to fund our ongoing operations.

Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhance products, acquire complementary products, business or technologies, or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment or a change in preferred treatment modalities. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. We may not be able to raise sufficient funds to commercialize the product candidates we intend to develop.

If we cannot raise adequate funds to satisfy our capital requirements, we will have to delay, scale back or eliminate our research and development activities, clinical studies, or future operations. We may also be required to obtain funds through arrangements with collaborators, which arrangements may require us to relinquish rights to certain technologies or products that we otherwise would not consider relinquishing, including rights to future product candidates or certain major geographic markets. This could result in sharing revenues which we might otherwise retain for ourselves. Any of these actions may harm our business, financial condition, and results of operations.

The amount of capital we may need depends on many factors, including the progress, timing and scope of our product development programs; the progress, timing and scope of our preclinical studies and clinical trials; the time and cost necessary to obtain regulatory approvals; the time and cost necessary to further develop manufacturing processes and arrange for contract manufacturing; our ability to enter into and maintain collaborative, licensing and other commercial relationships; and our partners’ commitment of time and resources to the development and commercialization of our products.

Our obligations to certain of our creditors are secured by security interests in our assets, so if we default on those obligations, our creditors could foreclose on some or all of our assets.

Our obligations to certain of our creditors are secured by security interests in our assets. As of the date of this prospectus supplement, approximately $7.3 million was owed to such secured creditors. Under such agreements, we are required to pay $277,800 on a weekly basis to such creditors. If we default on our obligations under these agreements, our secured creditors could foreclose on their security interests and liquidate some or all of these assets, which would harm our financial condition and results of operations and would require us to reduce or cease operations and possibly seek Bankruptcy Protection.

We are currently over 90 days past due on a significant amount of vendor obligations. We do not presently have sufficient capital to fund our operations. We may not be able to refinance, extend or repay our substantial indebtedness owed to our secured and unsecured lenders, which would have a material adverse effect on our financial condition and ability to continue as a going concern.

As of the date of this prospectus supplement, we have approximately $1.4 million in available cash, proceeds receivable of approximately $1.1 million from the Company’s ELOC, and approximately $14 million in accounts payable and accrued expenses with approximately $9.6 million that is over 90 days past due. If we are unable to pay these amounts, as well as our existing debt obligations at maturity, and we are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to pay these obligations or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, our secured lenders would have the right to exercise their rights and remedies to collect, which would include foreclosing on our assets. Accordingly, a default would have a material adverse effect on our business, and we would likely be forced to seek bankruptcy protection.

In the event we pursue Bankruptcy Protection, we will be subject to the risks and uncertainties associated with such proceedings.

In the event we file for relief under the United States Bankruptcy Code, our operations, our ability to develop and execute our business plan and our continuation as a going concern will be subject to the risks and uncertainties associated with bankruptcy proceedings, including, among others: our ability to execute, confirm and consummate a plan of reorganization; the additional, significant costs of bankruptcy proceedings and related fees; our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence, and our ability to comply with terms and conditions of that financing; our ability to continue our operations in the ordinary course; our ability to maintain our relationships with our consumers, business partners, counterparties, employees and other third parties; our ability to obtain, maintain or renew contracts that are critical to our operations on reasonably acceptable terms and conditions; our ability to attract, motivate and retain key employees; the ability of third parties to use certain limited safe harbor provisions of the United States Bankruptcy Code to terminate contracts without first seeking Bankruptcy Court approval; the ability of third parties to force us to into Chapter 7 proceedings rather than Chapter 11 proceedings and the actions and decisions of our stakeholders and other third parties who have interests in our bankruptcy proceedings that may be inconsistent with our operational and strategic plans. Any delays in our bankruptcy proceedings would increase the risks of our being unable to reorganize our business and emerge from bankruptcy proceedings and may increase our costs associated with the bankruptcy process or result in prolonged operational disruption for us. Also, we would need the prior approval of the bankruptcy court for transactions outside the ordinary course of business during the course of any bankruptcy proceedings, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with any bankruptcy proceedings, we cannot accurately predict or quantify the ultimate impact of events that could occur during any such proceedings. There can be no guarantees that if we seek Bankruptcy Protection we will emerge from Bankruptcy Protection as a going concern or that holders of our common stock will receive any recovery from any bankruptcy proceedings.

In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses.

In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary for us to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the United States Bankruptcy Code. We believe that liquidation under Chapter 7 would result in significantly smaller distributions being made to our stakeholders than those we might obtain under Chapter 11 primarily because of the likelihood that the assets would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern.

We will need to raise substantial additional capital, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or cease operations.

We do not expect that our current cash position will be sufficient to fund our current operations for the next 12 months. We also do not presently have sufficient cash to fund certain obligations under our Merger Agreement with Evofem or our Arrangement Agreement with Appili, which will require cash payments in the amounts of approximately $19.2 million (which includes approximately $14 million to satisfy certain senior indebtedness of Evofem) and approximately $17 million, respectively. In addition, we are required to complete an equity or debt financing with minimum gross proceeds of at least $20 million in order to close the transactions contemplated under our Arrangement Agreement with Appili. Our operating plan may change because of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements or a combination of these approaches. In any event, we will require additional capital to obtain regulatory approval for, and to commercialize, our product candidates. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research or development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

On September 27, 2024, the designated agent of the holders of certain senior indebtedness of Evofem provided Evofem with a Notice of Default and Reservation of Rights relating to the Securities Purchase Agreement and Security Agreement dated April 20, 2023. The Notice of Default claims that by entering into arrangements to repay certain existing obligations, including obligations owed to the U.S. Department of Health and Human Services, an Event of Default has occurred under Section 9.1(e) of the Securities Purchase Agreement and Security Agreement. If Evofem is unable to resolve the alleged default and the holders of such senior indebtedness are successful in exercising their default rights and remedies under the Securities Purchase Agreement and Security Agreement, we may be unable to close the transactions contemplated under the Merger Agreement with Evofem.

On September 27, 2024, Future Pak provided a Notice of Event of Default and Reservation of Rights (the “Notice of Default”) relating to the Securities Purchase and Security Agreement dated April 23, 2020, as amended. The Notice of Default claims that by entering into arrangements to repay certain existing obligations, including obligations owed to the U.S. Department of Health and Human Services, an Event of Default has occurred under the Securities Purchase and Security Agreement.

According to the Notice of Default, Future Pak has accelerated repayment of the outstanding principal balance owed by Evofem under the Securities Purchase and Security Agreement. If all purchasers exercise the Section 5.7 Option (as defined below), the repurchase price would be equal to approximately $106.8 million. Pursuant to Section 5.7(b) of the Securities Purchase and Security Agreement, upon the occurrence of an Event of Default, each Purchaser may elect, at its option, to require the Company to repurchase the Note held by such purchaser (or any portion thereof) at a repurchase price equal to two times the sum of the outstanding principal balance and all accrued and unpaid interest thereon, due within three business days after such purchaser delivers a notice of such election (the “Section 5.7 Option”).

Based upon disclosure contained in Evofem’s Current Report on Form 8-K dated September 27, 2024, Evofem strongly disagrees with the claim that an Event of Default has occurred and intends to vigorously contest any attempt by Future Pak and the purchasers to exercise their default rights and remedies under the Securities Purchase and Security Agreement. If Evofem is unable to resolve the alleged default under the Securities Purchase Agreement and Security Agreement, we may be unable to close the transactions contemplated under the Merger Agreement with Evofem.

We may not be able to effect the transactions contemplated under the Merger Agreement with Evofem or the Arrangement Agreement with Appili. If we are unable to do so, we will incur substantial costs associated with withdrawing from the transaction.

In connection with the Merger Agreement with Evofem and the Arrangement Agreement with Appili, we have incurred substantial costs planning and negotiating the transactions. These costs include, but are not limited to, costs associated with employing and retaining third-party advisors who perform financial, auditing and legal services required before we were able to enter into such agreements and which services will continue to be utilized as we seek to complete such transactions. If, for whatever reason, such transactions fail to close, we will still be responsible for these costs, which could adversely affect our liquidity and financial results.

Our acquisition strategy exposes us to substantial risk.

Our acquisition of companies is subject to substantial risk, including but not limited to the failure to identify material problems during due diligence (for which we may not be indemnified post-closing), the risk of over-paying for assets (or not making acquisitions on an accretive basis), the ability to obtain or retain customers and the risks of entering markets where we have limited experience. While we perform due diligence on prospective acquisitions, we may not be able to discover all potential operational deficiencies in such entities.

Our acquisition targets may not perform as expected or the returns from such businesses may not support the financing utilized to acquire them or maintain them. Furthermore, integration and consolidation of acquired businesses requires substantial human, financial and other resources and may divert management’s attention from our existing business concerns, disrupt our ongoing business or not be successfully integrated. Even if we consummate businesses that we believe will be accretive, those businesses may in fact result in a decrease in revenues as a result of incorrect assumptions in our evaluation of such businesses, unforeseen consequences, or other external events beyond our control. Furthermore, if we consummate any future acquisitions, our capitalization and results of operations may change significantly, and stockholders will generally not have the opportunity to evaluate the economic, financial, and other relevant information that we will consider in determining the application of these funds and other resources. As a result, the consummation of acquisitions may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

We acquire small to mid-sized businesses in various industry segments. Generally, because such businesses are privately held, we may experience difficulty in evaluating potential target businesses as much of the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks and uncertainties. Further, the time and costs associated with identifying and evaluating potential target businesses may cause a substantial drain on our resources and may divert our management team’s attention away from the operations of our businesses for significant periods of time.

In addition, we may have difficulty effectively integrating and managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

We may not be able to effectively integrate the businesses that we acquire.

Our ability to realize the anticipated benefits of acquisitions will depend on our ability to integrate those businesses with our own. The combination of multiple independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate businesses into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of future acquisitions may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the businesses within a reasonable time, we may not be able to realize the potential and anticipated benefits of such acquisitions, which could have a material adverse effect on our stock price, business, cash flows, results of operations and financial position.

We will consider acquisitions that we believe will complement, strengthen and enhance our growth. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

●	the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

●	the potential disruption of existing business and diversion of management’s attention from day-to-day operations;

●	the inability to maintain uniform standards, controls, procedures and policies;

●	the need or obligation to divest portions of the acquired companies;

●	the potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

●	the potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

●	the challenges associated with operating in new geographic regions.

The integration of our acquisitions may result in significant accounting charges that adversely affect the announced results of our Company.

The financial results of our Company may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with our recent acquisitions. In addition to the anticipated cash charges, costs associated with the amortization of intangible assets are expected. The price of our common stock could decline to the extent our financial results are materially affected by the foregoing charges or if the foregoing charges are larger than anticipated.

Our planned acquisitions may result in unexpected consequences to our business and results of operations.

Although we believe that our planned acquisitions will generally be subject to risks similar to those to which we are subject to in our existing operations, we may not have discovered all risks applicable to these businesses during the due diligence process. Some of these risks could produce unexpected and unwanted consequences for us. Undiscovered risks may result in us incurring financial liabilities, which could be material and have a negative impact on our business operations.

Failure to manage our growing and changing business could have a material adverse effect on our business, prospects, financial condition, and results of operations.

As we grow, we expect to encounter additional challenges to our internal processes, capital commitment process, and acquisition funding and financing capabilities. Our existing operations, personnel, systems, and internal control may not be adequate to support our growth and expansion and may require us to make additional unanticipated investments in our infrastructure. To manage the future growth of our operations, we will be required to improve our administrative, operational, and financial systems, procedures, and controls, and maintain, expand, train, and manage our growing employee base. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies successfully or respond to competitive pressures. As a result, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

Our acquisition strategy is focused on the acquisition of small to mid-sized businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we will need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.

We intend to finance acquisitions primarily through additional debt and equity financings. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. The sale of additional shares of any class of equity will be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our stockholders. The sale of additional equity securities could also result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. These risks may materially adversely affect our ability to pursue our acquisition strategy.

We may change our management and acquisition strategies without the consent of our stockholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our stockholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act or subject us to other risks and uncertainties that affect our operations and profitability.

In the future, we may seek to enter into credit facilities to help fund our acquisition capital and working capital needs. These credit facilities may expose us to additional risks associated with leverage and may inhibit our operating flexibility.

We may seek to enter into credit facilities with third-party lenders to help fund our acquisitions. Such credit facilities will likely require us to pay a commitment fee on the undrawn amount and will likely contain a number of affirmative and restrictive covenants. If we violate any such covenants, our lenders could accelerate the maturity of any debt outstanding. Such debt may be secured by our assets, including the stock we may own in businesses that we acquire. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we currently manage and may acquire in the future and distributed or paid to us. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

In addition, we expect that such credit facilities will bear interest at floating rates which will generally change as interest rates change. We will bear the risk that the rates that we are charged by our lenders will increase faster than we can grow the cash flow from our businesses or businesses that we may acquire in the future, which could reduce profitability, materially adversely affect our ability to service our debt, cause us to breach covenants contained in our third-party credit facilities and reduce cash flow available for distribution.

If, in the future, we cease to control and operate our businesses or other businesses that we acquire in the future or engage in certain other activities, we may be deemed to be an investment company under the Investment Company Act, which could have a material adverse effect on our business and the price of our common stock.

We have the ability to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control, or that we cease to operate or control, or if we commence certain investment-related activities, we may be deemed to be an investment company under the Investment Company Act. We believe that we are engaged primarily in life sciences innovation and not in the business of investing, reinvesting or trading in securities and we do not believe that we fall within the definition of an investment company. We intend to conduct our operations so that we will not be deemed an investment company. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the Securities and Exchange Commission, or the SEC, or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us and otherwise will subject us to additional regulation that will be costly and time-consuming. An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended, if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

If intangible assets and goodwill that we recorded in connection with our acquisitions become impaired, we may have to take significant charges against earnings.

In connection with the accounting for our completed acquisitions, we may be required to record a significant amount of intangible assets, including developed technology, in-process research and development, and customer relationships relating to the acquired product lines, and goodwill. Under generally accepted accounting principles in the United States, we must assess, at least annually and potentially more frequently, whether the value of indefinite-lived intangible assets and goodwill have been impaired. Intangible assets and goodwill are assessed for impairment in the event of an impairment indicator. Any reduction or impairment of the value of intangible assets and goodwill will result in a charge against earnings, which could materially adversely affect our results of operations and shareholders’ equity in future periods.

Risks Related to this Offering

As of the date of this prospectus supplement, we have entered into several agreements and may enter into additional agreements following the date hereof, which will limit our discretion with respect to the use of the net proceeds from this offering. Following our satisfaction of such obligations, we will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

On August 28, 2024, we entered into Letter Agreement with each of the Holders of our May Senior Notes, pursuant to which we agreed that we would apply 40% of the net proceeds from any sales of common stock under this prospectus supplement to make payments on the May Senior Notes in the aggregate principal amount of $986,379.68 and the July Senior Notes in the aggregate principal amount of $1.5 million (collectively, the “Senior Notes”). In addition, pursuant to the Letter Agreement, commencing on the date that the Senior Notes have been repaid in full, we agreed to redeem all holders (each, a “Series C-1 Holder”) of our then outstanding Series C-1 Preferred Stock which have a stated value of $10,853,000 (ratably based on the amount of Preferred Stock then held by each Series C-1 Holder) in an amount equal to, in the aggregate among all Series C-1 Holders, 40% of the net proceeds from any sales of common stock under this prospectus supplement.

Following the date of this prospectus, we may enter into additional agreements that further limit our discretion with respect to the use of proceeds hereunder. Following the satisfaction of our obligations under such agreements, our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase common stock in this offering. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants and the conversion of outstanding convertible preferred stock will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants or the conversion of our outstanding convertible preferred stock may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of the shares they purchase in this offering as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent to sell shares of our common stock at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Sales Agent after delivery of a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be sold or the gross proceeds to be raised in connection with those sales.

Our stock price has been, and may continue to be, highly volatile.

The trading price of our common stock has been highly volatile. During the 12 months ended December 31, 2023, the closing trading price of our common stock ranged from a high of $2,528.00 per share to a low of $135.60 per share. Between January 1, 2024 and October 9, 2024, the closing trading price of our common stock ranged from $0.795 to $244.80. The trading price of our common stock could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

●	failure to significantly increase revenue;

●	actual or anticipated period-to-period fluctuations in financial results;

●	our ability to close on our proposed transactions with Evofem or Appili or execute on other strategic M&A initiatives;

●	announcements or introductions of new products or services or technological innovations by us or our competitors;

●	comments or opinions by securities analysts or stockholders;

●	the inclusion of our common stock in stock market indices such as the Russell 3000 Index;

●	conditions or trends in the pharmaceutical, biotechnology or life science industries;

●	developments regarding our patents or other intellectual property or that of our competitors;

●	litigation or threat of litigation;

●	additions or departures of key personnel;

●	limited daily trading volume;

●	our ability to continue as a going concern;

●	economic and other external factors, disasters or crises; and

●	our announcement of future fundraisings.

In addition, the stock market in general and the market for life science companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our attention and our resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus supplement, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). When used in this prospectus supplement the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus supplement. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus supplement. Except as required by law, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $35 million from time to time using this prospectus supplement. The amount of proceeds we will receive from this offering, if any, will depend upon the number of shares of common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Offering Agreement with the Sales Agent.

We intend to use the net proceeds of this offering, if any, for (i) payments on our outstanding September 2024 Senior Note, (ii) payment of obligations under the Evofem Amended and Restated Merger Agreement, including, without limitation, the purchase of additional shares of Evofem Series F-1 Preferred Stock (iii) payment of obligations under the Appili Arrangement Agreement,(iv) redemptions of our outstanding Series C-1 Preferred Stock, and (v) payments to secured creditors, accounts payable, as well as continuing operating expenses and working capital.

This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement, dated as of December 20, 2022, with Wainwright as sales agent, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $35 million from time to time through Wainwright acting as our sales agent.

The Offering Agreement provides that sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Offering Agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Offering Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to a maximum of $2,500 per due diligence update session, for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Offering Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates have and may in the future provide investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received and may receive customary fees and expenses for these transactions. Wainwright acted as placement agent for the registered direct offering in August 2024 and was paid compensation. .In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Offering Agreement. A copy of the Offering Agreement is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 16, 2024.

The transfer agent for our common stock is VStock Transfer, LLC.

Our common stock is listed on Nasdaq Capital Market under the symbol “ADTX.”

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the Sales Agent in connection with this offering.

EXPERTS

dbbmckennon, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which includes an explanatory paragraph as to our ability to continue as a going concern, dated April 16, 2024, which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Evofem Biosciences, Inc. as of and for the year ended December 31, 2023 incorporated by reference in this Registration Statement of Aditxt, Inc., have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Evofem Biosciences, Inc. to continue as a going concern as described in Note 1 to the consolidated financial statements) which is also incorporated by reference herein. Such consolidated financial statements have been so incorporated by reliance herein in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

The financial statements of Evofem Biosciences, Inc. and subsidiaries as of December 31, 2022, and for the year ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The audited historical financial statements of Appili Therapeutics Inc. which appears in Aditxt, Inc.’s Current Report on Form 8-K filed on August 1, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at https://www.aditxt.com/investor-relations/sec-filings/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2569 Wyandotte St., Suite 101, Mountain View, CA 94043, (650) 870-1200.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

●	Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 5, 2024, January 5, 2024, January 9, 2024, January 19, 2024, January 30, 2024, January 30, 2024, February 2, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 16, 2024, February 21, 2024, February 22, 2024, February 29, 2024, March 1, 2024, March 4, 2024, March 11, 2024, April 4, 2024 (as amended on August 1, 2024), April 12, 2024, May 3, 2024 (as amended May 3, 2024), May 7, 2024, May 8, 2024, May 13, 2024, May 22, 2023, May 28, 2024, June 12, 2024, June 21, 2024, June 25, 2024, July 8, 2024, July 9, 2024, July 18, 2024, July 22, 2024, August 1, 2024 (originally filed on December 12, 2023), August 1, 2024 (originally filed on April 4, 2024), August 8, 2024, August 8, 2024, August 9, 2024, August 13, 2024, August 21, 2024, August 28, 2024, September 5, 2024 (originally filed on December 12, 2023), September 5, 2024 (originally filed on April 4, 2024), September 6, 2024, September 23, 2024, October 3, 2024, October 9, 2024, and October 11, 2024;

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 16, 2024;

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024;

●	Quarterly Report on Form 10-Q for the six months ended June 30, 2024 filed with the SEC on August 19, 2024;

●	Proxy Statement on Schedule 14A filed on July 5, 2024; and

●	the description of our common stock and our preferred stock contained in our Registration Statement on Form 8-A12B/A filed with the SEC on June 17, 2020, and any amendments or reports filed updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 870-1200 or by writing to us at the following address:

Aditxt, Inc.

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

PROSPECTUS

Aditxt, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “ADTX.” On July 31, 2024, the last reported sale price of our common stock was $1.19 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 20 for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Aditxt, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

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BUSINESS

Overview and Mission

We believe the world needs—and deserves—a new approach to innovating that harnesses the power of large groups of stakeholders who work together to ensure that the most promising innovations make it into the hands of people who need them most.

We were incorporated in the State of Delaware on September 28, 2017, and our headquarters are in Mountain View, California. The company was founded with a mission of bringing stakeholders together, to transform promising innovations into products and services that could address some of the most challenging needs. The socialization of innovation through engaging stakeholders in every aspect of it, is key to transforming more innovations, more rapidly, and more efficiently.

At inception, the first innovation we took on was an immune modulation technology titled ADI/Adimune with a focus on prolonging life and enhancing life quality of patients that have undergone organ transplants. Since then, we expanded our portfolio of innovations, and we continue to evaluate a variety of promising health innovations.

Our Model

We are not focused on a single idea or a single molecule. We believe that it is about making sure the right innovation is made possible. Our business model has three main components as follows:

(1)	Securing an Innovation: Our process begins with identifying and securing innovations through licensing or acquisition of an innovation asset. Assets come from a variety of sources including research institutions, government agencies, and private organizations.

(2)	Growing an Innovation: Once an innovation is secured, we surround it with activation resources that take a systemized approach to bringing that idea to life. Our activation resources include innovation, operations, commercialization, finance, content and engagement, personnel, and administration.

(3)	Monetizing an Innovation: Our goal is for each innovation to become commercial-stage and financially and operationally self-sustainable, to create shareholder value.

We engage various stakeholders for each of our programs on every level. This includes identifying researchers and research institution partners, such as Stanford University; leading health institutions to get critical trials underway, such as Mayo Clinic; manufacturing partners who enable us to take innovations from preclinical to clinical; municipalities and governments, such as the city of Richmond and the state of Virginia and public health agencies who work with us to launch our program, Pearsanta’s laboratory; and thousands of shareholders around the globe. We seek to enable promising innovation to become purposeful products that have the power to change lives.

Our Value Proposition

We believe that far too often, promising treatment or technology does not reach commercialization due to lack of expertise, key resources, or efficiency. As a result, potentially life-changing and lifesaving treatments are not available to the individuals who so desperately need them.

We seek to bring the holistic concept of an efficient, socialized ecosystem for advancing and accelerating innovations. Our process: We seek to license or acquire promising innovations. We will then form and build out a subsidiary around each innovation and support the subsidiaries through innovation, operation, commercialization, content and engagement, finance, personnel, and administration to thrive and grow as a successful, monetizable business.

Since our inception, we have built infrastructure consisting of innovation, operation, commercialization, content and engagement, finance, personnel, and administration, to support the rapid transformation of untapped innovations. Each of the main components of our infrastructure has established global access to partnerships with industry leaders, top-rated research and medical institutions, universities, manufacturing and distribution companies, and critical infrastructure such as Clinical Laboratory Improvement Amendments-certified state-of-the art labs and Good Manufacturing Practices manufacturing.

The Shifting Landscape of Innovation

Innovation in general, and health innovations specifically, require significant resources. The convergence of biotech, high-tech, and media offers new possibilities for accelerating breakthrough innovations faster and more efficiently. This approach reflects our mission of “Making Promising Innovations Possible, Together”.

People deserve access to innovative solutions that have never been more within reach. We believe the best idea, best product and the best solution will come from creating an ecosystem where all stakeholders, such as vendors, customers, municipalities, and shareholders contribute. When we disrupt the way we’re innovating, through our collaborative model, we believe we can move faster and more efficiently to activate viable solutions that have the potential to make a measurable impact.

Our Growth Strategy

We believe that the era of precision and personalized medicine is here and that people around the globe would benefit from health diagnostics and treatments that more accurately pinpoint the problems and more precisely treat the condition. In addition to our current programs, Adimune and Pearsanta, we look to bring in future health innovations in the areas of software and AI, medical devices, therapeutics, and other technologies that take a fundamentally different approach to health because they prioritize personalized precision medicine, timely disease root cause analysis, and targeted treatments.

Year over year, we plan to continue building our infrastructure and securing more personalized and precision health innovations that align with our mission. These opportunities may come in different forms such as intellectual property, an early-stage company, or a late-stage company. We will continue to scale our systemized approach to the innovation process, making large-scale automation and enterprise systems available to our portfolio companies at every stage of their growth. Specifically, certain subsidiaries will need to grow through further M&A activities, operational infrastructure implementation, and development or acquisition of critical technologies.

Our Team

Aditxt is led by an entrepreneurial team with passion for transforming promising innovations into successful businesses. Our leadership come from a variety of different industries, with collective expertise in founding startup innovation companies, developing and marketing biopharmaceutical and diagnostic products, designing clinical trials, manufacturing, and management of private and public companies. We have deep experience in identifying and accessing promising health innovations and developing them into products and services with the ability to scale. We understand the capital markets, both public and private, as well as M&A and facilitating complex IPOs.

The following are profiles of three subsidiaries we have formed, including the terms of the intellectual property licenses that have been sublicensed from Aditxt to help build each of the businesses.

OUR PROGRAMS

We are a commercial-stage company with a mission of bringing stakeholders together, to transform promising innovations into products and services that could address some of the most challenging needs. Our current focus spans five critical areas: immune health, precision health, population health, women’s health, and neurologic health. We are developing a robust portfolio and pipeline of products at various stages of development and also regularly seek to acquire complementary assets and products through acquisitions and other strategic transactions. Set forth below is a summary of our current programs.

Program	Focus	Product	Indication	Development	Pre-Launch	Commercial
Adimune	Immune Health	ADI-100	Psoriasis	X
Adimune	Immune Health	ADI-100	Type 1 diabetes	X
Adimune	Immune Health	ADI-100	Stiff-persons syndrome	X
Adimune	Immune Health	ADI-100	Skin allografting	X
Pearsanta	Precision Health	AditxtScore Ab	COVID-19	X	X	X
Pearsanta	Precision Health	AditxtScore NAb	COVID-19	X	X	X
Pearsanta	Precision Health	MET	Endometriosis	X	X
Pearsanta	Precision Health	MPT	Prostate CA	X	X
Pearsanta	Precision Health	UTI	Advanced UTI	X
Pearsanta	Precision Health	MOT	Ovarian CA	X
Pearsanta	Precision Health	PLT	Lung CA	X
Pearsanta	Precision Health	LFA-RVP	Flu A/B, COVID	X
Pearsanta	Precision Health	AditxtScore T1D	Type 1 diabetes	X
Pearsanta	Precision Health	AditxtScore CNS	NMO & MOGAD	X
Brain Scientific	Neuro Health	NeuroCap/NeuroEEG	Epilepsy/TBI/Dementia	X	X

ADIMUNE

Adimune™, Inc. (“Adimune”) is focused on leading our immune modulation therapeutic programs. Adimune’s proprietary immune modulation product Apoptotic DNA Immunotherapy™, or ADI-100™, utilizes a novel approach that mimics how our bodies naturally induce tolerance to our own tissues. It includes two DNA molecules designed to deliver signals to induce tolerance. ADI-100 has been successfully tested in several preclinical models (e.g., skin grafting, psoriasis, type 1 diabetes, multiple sclerosis).

In May 2023, Adimune entered into a clinical trial agreement with Mayo Clinic to advance clinical studies targeting autoimmune diseases of the central nervous system (“CNS”) with the initial focus on the rare, but debilitating, autoimmune disease Stiff Person Syndrome (“SPS”). According to the National Organization of Rare Diseases, the exact incidence and prevalence of SPS is unknown; however, one estimate places the incidence at approximately one in one million individuals in the general population.

Pending approval by the International Review Board, a human trial for SPS is expected to commence in the first half of 2024 with enrollment of 10 to 15 patients, some of whom may also have type 1 diabetes. ADI-100™ will initially be tested for safety and efficacy. ADI-100™ is designed to tolerize against an antigen known as glutamic acid decarboxylase (“GAD”), which is implicated in type-1 diabetes, psoriasis, and many autoimmune diseases of the CNS.

Background

The discovery of immunosuppressive (anti-rejection and monoclonal) drugs over 40 years ago enabled life-saving organ transplantation procedures and blocking of unwanted immune responses in autoimmune diseases. However, immune suppression leads to significant undesirable side effects, such as increased susceptibility to life-threatening infections and cancers, because it indiscriminately and broadly suppresses immune function throughout the body. While the use of these drugs has been justifiable because they prevent or delay organ rejection, their use for treatment of autoimmune diseases and allergies may not be acceptable because of the aforementioned side effects. Furthermore, often transplanted organs ultimately fail despite the use of immune suppression, and about 40% of transplanted organs survive no more than five years.

Through Aditxt, Adimune has the right to use to the exclusive worldwide license for commercializing ADI™ nucleic acid-based technology (which is currently at the pre-clinical stage) from Loma Linda University (“LLU”). ADI™ uses a novel approach that mimics the way the body naturally induces tolerance to our own tissues (“therapeutically induced immune tolerance”). While immune suppression requires continuous administration to prevent rejection of a transplanted organ, induction of tolerance has the potential to retrain the immune system to accept the organ for more extended periods of time. ADI™ may allow patients to live with transplanted organs with significantly reduced immune suppression. ADI™ is a technology platform which we believe can be engineered to address a wide variety of indications.

Advantages

ADI™ is a nucleic acid-based technology (e.g., DNA-based), which we believe selectively suppresses only those immune cells involved in attacking or rejecting self and transplanted tissues and organs. It does so by tapping into the body’s natural cell turnover process (i.e., apoptosis) to retrain the immune system to stop unwanted attacks on self or transplanted tissues. Apoptosis is a natural process used by the body to clear dying cells and to allow recognition and tolerance to self-tissues. ADI™ triggers this process by enabling immune system cells to recognize the targeted tissues as “self.” Conceptually, it is designed to retrain the immune system to accept the tissues, similar to how natural apoptosis reminds our immune system to tolerate to our own “self” tissues.

While various groups have promoted tolerance through cell therapies and ex vivo manipulation of patient cells (i.e., takes place outside the body), to our knowledge, we will be unique in our approach of using in-body induction of apoptosis to promote tolerance to specific tissues. In addition, ADI™ treatment itself will not require additional hospitalization but only an injection of minute amounts of the therapeutic drug into the skin.

Moreover, preclinical studies have demonstrated that ADI™ treatment significantly and substantially prolongs graft survival, in addition to successfully “reversing” other established immune-mediated inflammatory processes.

License Agreement with Loma Linda University

On March 15, 2018, we entered into a License Agreement with LLU (the “LLU License Agreement”), which was subsequently amended on July 1, 2020. Pursuant to the LLU License Agreement, we obtained the exclusive royalty-bearing worldwide license to all intellectual property, including patents, technical information, trade secrets, proprietary rights, technology, know-how, data, formulas, drawings, and specifications, owned or controlled by LLU and/or any of its affiliates and related to therapy for immune-mediated inflammatory diseases (the ADI™ technology). In consideration for the LLU License Agreement, we issued 25,000 shares of common stock to LLU.

PEARSANTA

Pearsanta, Inc. (Pearsanta”) is focused on precision health, leveraging cutting-edge diagnostic technologies for disease detection and management. We believe that timely and personalized testing enables far more informed treatment decisions. Pearsanta aims to empower consumers to monitor their health more proactively, offering a complete picture of someone’s dynamic health status, including genetic makeup and medication response. Central to Pearsanta’s innovation are the AditxtScore™ technology platform and the Mitomic® Technology Platform, which we acquired from MDNA Life Sciences, Inc. (“MDNA”) in January 2024.

Licensed Technologies – AditxtScore™

We have sublicensed to Pearsanta, an exclusive worldwide sublicense for commercializing the AditxtScore™ technology, which provides a personalized, comprehensive immune system profile. AditxtScore™ is intended to detect individual immune responses to viruses, bacteria, peptides, drugs, supplements, bone marrow and solid organ transplants, and cancer. It also has broad applicability to many other agents of clinical interest impacting the immune system, including those not yet identified, such as emerging infectious agents.

AditxtScore™ is being developed to enable individuals and their healthcare providers to understand, manage, and monitor their immune profiles and to stay informed about attacks on or by their immune system. AditxtScore can also assist the medical community and individuals by anticipating the immune system’s potential response to viruses, bacteria, allergens, and foreign tissues such as transplanted organs. This technology may be able to serve as a warning signal, thereby allowing for more time to respond appropriately. Its advantages include providing simple, rapid, accurate, high throughput assays that can be multiplexed to determine the immune status concerning several factors simultaneously in approximately 3-16 hours. Additionally, it can evaluate and differentiate between distinct types of cellular and humoral immune responses (e.g., T and B cells and other cell types). It also provides for simultaneous monitoring of cell activation and levels of cytokine release (i.e., cytokine storms).

We are actively involved in the regulatory approval process for AditxtScore™ assays for clinical use and securing manufacturing, marketing, and distribution partnerships for application in various markets. To obtain regulatory approval to use AditxtScore™ as a clinical assay, we have conducted validation studies to evaluate its performance in detecting antibodies and plan to continue conducting additional validation studies for new applications in autoimmune diseases.

Advantages

The sophistication of the AditxtScore technology includes the following:

●	greater sensitivity/specificity;

●	20-fold higher dynamic range, greatly reducing signal to noise compared to conventional assays;

●	ability to customize assays and multiplex a large number of analytes with speed and efficiency;

●	ability to test for cellular immune responses (i.e., T and B cells and cytokines); and

●	proprietary reporting algorithm.

License Agreement with Leland Stanford Junior University (“Stanford”)

On February 3, 2020, we entered into an exclusive license agreement (the “February 2020 License Agreement”) with Stanford regarding a patent concerning a method for detection and measurement of specific cellular responses. Pursuant to the February 2020 License Agreement, we received an exclusive worldwide license to Stanford’s patent with regard to use, import, offer, and sale of Licensed Products (as defined in the February 2020 License Agreement). The license to the patented technology is exclusive, including the right to sublicense, beginning on the effective date of the agreement, and ending when the patent expires. Under the exclusivity agreement, we acknowledged that Stanford had already granted a non-exclusive license in the Nonexclusive Field of Use, under the Licensed Patents in the Licensed Field of Use in the Licensed Territory (as those terms are defined in the February 2020 License Agreement). However, Stanford agreed not to grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory. On December 29, 2021, we entered into an amendment to the February 2020 License Agreement which extended our exclusive right to license the technology deployed in AditxtScore™ and securing worldwide exclusivity in all fields of use of the licensed technology.

Mitomic® Technology Platform

In January 2024, we acquired the assets comprising our mitomic technology platform from MDNA. This platform seeks to harness the unique properties of mitochondrial DNA (“mtDNA”) to detect disease through non-invasive, blood-based liquid biopsies.

The Mitomic® Technology Platform is designed to identify specific mutations in mtDNA indicative of various diseases. Due to its high mutation rate and cell persistence, mitochondrial DNA is an excellent biomarker for early disease detection. This platform allows for the rapid and accurate identification of disease-associated biomarkers, which can significantly enhance early diagnosis and treatment.

Key Products Under Development at Time of Acquisition:

Mitomic® Endometriosis Test (MET™):

●	Purpose: To provide an accurate and non-invasive diagnosis of endometriosis, a condition that affects approximately 1 in 10 women of reproductive age worldwide.

●	Clinical Validation: MET™ has demonstrated high accuracy in predicting surgical outcomes in women suspected of having endometriosis. The test has shown significant promise in reducing the diagnostic delay, which averages around ten years.

●	Impact: Early and precise diagnosis through MET™ can lead to timely and effective treatment, significantly improving patient outcomes and quality of life

Mitomic® Prostate Test (MPT™):

●	Purpose: To enhance the detection of clinically significant prostate cancer, reducing reliance on PSA testing, which often results in false positives and over-diagnosis.

●	Clinical Validation: MPT™ has shown the ability to predict prostate cancer accurately, distinguishing between aggressive and non-aggressive forms. This specificity is crucial in guiding treatment decisions and reducing unnecessary interventions.

●	Impact: MPT™ aims to improve patient outcomes by ensuring that only those with clinically significant prostate cancer receive treatment, thereby avoiding the side effects of unnecessary procedures.

To date, our primary focus with respect to the Mitomic Technology Platform has been the integration of such assets into our business. Our initial plans for the Mitomic Technology Platform are to complete product development, manufacturing and clinical validation of the MET™ and the MPT™.:

BRAIN SCIENTIFIC

We do not believe that precision health is limited to biochemical or immunological testing data. We continue to seek to identify platform technologies that enhance our portfolio of product lines that meet our vision of improving health by providing better access to care and developing innovative therapies. We believe that neurological testing also provides important information regarding brain health. We identified certain assets that were then subject to an insolvency proceeding that we believe have the potential to expand the use of EEG recordings more easily and make them more accessible in decentralized locations. We believe that these assets also have the potential to gather and process data obtained from various media (e.g. electroencephalogram (“EEG”) recordings, MRI and other imaging media) to assist with more complex diagnoses.

In January 2024, we entered an Assignment and Assumption Agreement (the “Brain Assignment Agreement”) with the agent (the “Agent”) of certain secured creditors (the “Brain Creditors”) of Brain Scientific, Inc., a Nevada corporation (“Brain Scientific”) and Philip J. von Kahle (the “Brain Seller”), as assignee of Brain Scientific and certain affiliated entities (collectively, the “Brain Companies”) under an assignment for the benefit of creditors pursuant to Chapter 727 of the Florida Statutes. Pursuant to the Brain Assignment Agreement, the Agent assigned its rights under that certain Asset Purchase and Settlement Agreement dated October 31, 2023 between the Brain Seller and the Agent (the “Brain Asset Purchase Agreement”) to the Company in consideration for the issuance by the Company of an aggregate of 6,000 shares of our newly designated Series B-1 Convertible Preferred Stock. In connection with the Brain Assignment Agreement, we entered into a patent assignment with the Brain Seller, pursuant to which the Brain Seller assigned all of its rights, titles and interests in certain patents and patent applications that were previously held by the Brain Companies to us. The intellectual property acquired relates to certain neurology products and motion products.

Neurology Products

The neurology products were designed to simplify the completion of EEG recordings in a more ambulatory setting. The NeuroCap™ and NeuroEEG™ products, which were 510K FDA cleared pre-launch ready, are focused on providing efficient tools to the EEG medical market. These technologies were designed to allow a miniature, wireless, clinical device capable of recording an EEG and provide the data to medical staff without the need to use bulky hardware or a neurology technician for the placement of the cap.

The NeuroCap™ is an FDA-cleared disposable, soft layered cap with an integrated electrode circuit designed to address conventional EEG systems’ existing problems. The silver embedded wiring is pre-gelled, requiring no preparation of the skin before application. NeuroCap™ makes it possible for medical staff of all levels to perform EEG tests, without having to laboriously apply electrodes one-by-one or spend considerable time cleaning an EEG headset after each use.

The NeuroCap™ works in parallel with the NeuroEEG™ amplifier device to carry out EEG tests. The NeuroCap™ can also work with other EEG devices. The NeuroCap™’s electrode placement follows standard alignment pursuant to the international 10-20 system. The acquisition of electrical brain activity is carried out by non-invasive pre-gelled passive Ag/AgCl scalp (cutaneous) electrodes, ensuring maximum comfort for the wearer.

The motion products are small piezoelectric motors which are designed for and expected to have valuable and beneficial uses as motors within medical devices and devices outside of the MedTech industry. We believe that these technologies will help us expand our technology focused products.

ADIVIR

Formed in April of 2023, Adivir™, Inc. (“Adivir”) is Aditxt’s most recently formed wholly owned subsidiary, dedicated to the clinical and commercial development efforts of innovative antiviral products, which have the potential to address a wide range of infectious diseases, including those that currently lack viable treatment options.

Additionally, upon the closing, the share exchange agreement previously entered into as of December 28, 2021, between Cellvera f/k/a AiPharma Global Holdings, LLC (together with other affiliates and subsidiaries) and the Company, and all other related agreements, will be terminated.

The obligations of the Company to consummate the closing under the Asset Purchase Agreement are subject to the satisfaction or waiver, at or prior to the closing of certain conditions, including but not limited to, the following:

(i)	Satisfactory completion of due diligence;

(ii)	Completion by the Company of financing sufficient to consummate the transactions contemplated by the Asset Purchase Agreement;

(iii)	Receipt by the Company of all required consents from governmental bodies for the acquisition, including but not limited to, any consents required to complete the transfer and assignment of Cellvera’s membership interests in GRA;

(iv)	Receipt of executed payoff letters reflecting the amount required to be fully pay all of each of Seller’s and Seller Owner’s debt to be paid at closing;

(v)	Receipt by the Company of a release from Agility;

(vi)	Execution of an agreement acceptable to the Company with respect to the acquisition by the Company of certain intellectual property presently held by a third party;

(vii)	Execution of an amendment to an asset purchase agreement previously entered into by Cellvera with a third party that effectively grants the Company the rights to acquire the intellectual property from the third party under such agreement;

(viii)	Receipt of a fairness opinion by the Company with respect to the transactions contemplated by the Asset Purchase Agreement; and

(ix)	Receipt by the Company from the Seller Owner of written consent, whether through its official liquidator or the board of directors of Seller Owner, to the sale and purchase of the acquired assets and assumed liabilities pursuant to the Asset Purchase Agreement.

There can be no assurance that the conditions to closing will be satisfied or that the proposed acquisition will be completed as proposed or at all. As of the date of this prospectus, the Company is not presently actively engaged in discussions with Cellvera Global and does not expect to close the transaction contemplated under the Asset Purchase Agreement.

Our commitment to building our antiviral portfolio is strategic and timely. We believe that there has never has there been a more important time to address the growing global need to uncover new treatments or commercialize existing ones that treat life-threatening global viral infections.

Recent Developments

Amended and Restated Agreement and Plan of Merger

On July 12, 2024 (the “Execution Date”), the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Adifem, Inc. f/k/a Adicure, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company. The Merger Agreement amended and restated that certain Agreement and Plan of Merger dated as of December 11, 2023, as subsequently amended as described below, by and among the Company, Merger Sub and Evofem (as amended, the “Original Agreement”).

On January 8, 2024, the Company, Adicure and Evofem entered into the First Amendment to the Merger Agreement (the “First Amendment to Merger Agreement”), pursuant to which the parties agreed to extend the date by which the joint proxy statement would be filed with the SEC until February 14, 2024. On January 30, 2024, the Company, Adicure and Evofem entered into the Second Amendment to the Merger Agreement (the “Second Amendment to Merger Agreement”) to amend (i) the date of the Parent Loan (as defined in the Merger Agreement) to Evofem to be February 29, 2024, (ii) to change the date by which Evofem may terminate the Merger Agreement for failure to receive the Parent Loan to be February 29, 2024, and (iii) to change the filing date for the Joint Proxy Statement (as defined in the Merger Agreement) to April 1, 2024.  On February 29, 2024, the Company, Adicure and Evofem entered into the Third Amendment to the Merger Agreement (the “Third Amendment to Merger Agreement”) in order to (i) make certain conforming changes to the Merger Agreement regarding the Notes, (ii) extend the date by which the Company and Evofem will file the joint proxy statement until April 30, 2024, and (iii) remove the requirement that the Company make the Parent Loan (as defined in the Merger Agreement) by February 29, 2024 and replace it with the requirement that the Company make an equity investment into Evofem consisting of (a) a purchase of 2,000 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $2.0 million on or prior to April 1, 2024, and (b) a purchase of 1,500 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $1.5 million on or prior to April 30, 2024.  On April 26, 2024, the Company received notice from Evofem (the “Termination Notice”) that Evofem was exercising its right to terminate the Merger Agreement as a result of the Company’s failure to provide the Initial Parent Equity Investment (as defined in the Merger Agreement, as amended).

On May 2, 2024, the Company, Adifem, Inc. f/k/a Adicure, Inc. and Evofem entered into the Reinstatement and Fourth Amendment to the Merger Agreement (the “Fourth Amendment”) in order to waive and amend, among other things, the several provisions listed below.

Amendments to Article VI: Covenants and Agreement

Article VI of the Merger Agreement is amended to:

●	reinstate the Merger Agreement, as amended by the Fourth Amendment, as if never terminated;

●	reflect the Company’s payment to Evofem, in the amount of $1,000,000 (the “Initial Payment”), via wire initiated by May 2, 2024;

●	delete Section 6.3, which effectively eliminates the “no shop” provision, and the several defined terms used therein;

●	add a new defined term “Company Change of Recommendation;” and

●	revise section 6.10 of the Merger Agreement such that, after the Initial Payment, and upon the closing of each subsequent capital raise by the Company (each a “Parent Subsequent Capital Raise”), the Company shall purchase that number of shares of Evofem’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), equal to forty percent (40%) of the gross proceeds of such Parent Subsequent Capital Raise divided by 1,000, up to a maximum aggregate amount of $2,500,000 or 2,500 shares of Series F-1 Preferred Stock. A maximum of $1,500,000 shall be raised prior to June 17, 2024 and $1,000,000 prior to July 1, 2024 (the “Parent Capital Raise”).

Amendments to Article VIII: Termination

Article VIII of the Merger Agreement is amended to:

●	extend the date after which either party may terminate from May 8, 2024 to July 15, 2024;

●	revise Section 8.1(d) in its entirety to allow Company to terminate at any time after there has been a Company Change of Recommendation, provided that Aditxt must receive ten day written notice and have the opportunity to negotiate a competing offer in good faith; and

●	amend and restate Section 8.1(f) in its entirety, granting the Company the right to terminate the agreement if (a) the full $1,000,000 Initial Payment required by the Fourth Amendment has not been paid in full by May 3, 2024 (b) $1,500,000 of the Parent Capital Raise Amount has not been paid to the Company by June 17, 2024, (c) $1,000,000 of the Parent Capital Raise Amount has not been paid to the Company by July 1, 2024, or (d) Aditxt does not pay any portion of the Parent Equity Investment within five calendar days after each closing of a Parent Subsequent Capital Raise.

Except as described below, the terms and conditions of the Merger Agreement are consistent with the terms and provisions of the Original Agreement.

Effect on Capital Stock

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all issued and outstanding shares of common stock, par value $0.0001 per share of Evofem (“Evofem Common Stock”), other than any shares of Evofem Common Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares (as hereinafter defined), will be converted into the right to receive an aggregate of $1,800,000; and (ii) each issued and outstanding share of Series E-1 Preferred Stock, par value $0.0001 of Evofem (the “Evofem Unconverted Preferred Stock”), other than any shares of Evofem Unconverted Preferred Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares, will be converted into the right to receive one (1) share of Series A-2 Preferred Stock, par value $0.001 of the Company (the “Company Preferred Stock”), having such rights, powers, and preferences set forth in the form of Certificate of Designation of Series A-2 Preferred Stock, the form of which is attached as Exhibit C to the Merger Agreement.

Any Evofem capital stock outstanding immediately prior to the Effective Time and held by an Evofem shareholder who has not voted in favor of or consented to the adoption of the Merger Agreement and who is entitled to demand and has properly demanded appraisal for such Company Capital Stock in accordance with the Delaware General Corporation Law (“DGCL”), and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (such Evofem capital Stock, “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration and, instead, shall be entitled to only those rights as set forth in the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his, her or its right to appraisal under the DGCL, with respect to any Dissenting Shares, upon surrender of the certificate(s) representing such Dissenting Shares, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the merger consideration, if any, to which such Evofem capital stock is entitled pursuant to the Merger Agreement, without interest.

As a closing condition for the Company, there shall be no more than 4,141,434 Dissenting Shares that are Evofem Common Stock or 98 Dissenting Shares that are Evofem Preferred Stock.

At the Effective Time, each option outstanding under the Evofem 2014 Equity Incentive Plan, the Evofem 2018 Inducement Equity Incentive Plan and the Evofem 2019 Employee Stock Purchase Plan (collectively, the “Evofem Option Plans”), whether or not vested, will be canceled without the right to receive any consideration, and the board of directors of Evofem shall take such action such that the Evofem Option Plans are cancelled as of the Effective Time.

As soon as practicable following the Execution Date, Evofem will take all action that may be reasonably necessary to provide that: (i) no new offering period will commence under the Evofem 2019 Employee Stock Purchase Plan (the “Evofem ESPP”); (ii) participants in the Evofem ESPP as of the Execution Date shall not be permitted to increase their payroll deductions or make separate non-payroll contributions to the Evofem ESPP; and (iii) no new participants may commence participation in the Evofem ESPP following the Execution Date. Prior to the Effective Time, Evofem will take all action that may be reasonably necessary to: (A) cause any offering period or purchase period that otherwise be in progress at the Effective Time to be the final offering period under the Evofem ESPP and to be terminated no later than five business days prior to the anticipated closing date (the “Final Exercise Date”); (B) make any pro-rata adjustments that may be necessary to reflect the shortened offering period or purchase period; (C) cause each participant’s then-outstanding share purchase right under the Evofem ESPP to be exercised as of the Final Exercise Date; and (D) terminate the Evofem ESPP, as of and contingent upon, the Effective Time.

Securities Purchase Agreement – Evofem Series F-1 Convertible Preferred Stock

On July 12, 2024 (the “Closing Date”), the Company completed the Initial Parent Equity Investment (as defined under the Merger Agreement) and entered into a Securities Purchase (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which the Company purchased 500 shares of Evofem’s Series F-1 Convertible Preferred Stock par value $0.0001 per share (“Evofem F-1 Preferred Stock”) for an aggregate purchase price of $500,000. In connection with the Series F-1 Securities Purchase Agreement, the Company and Evofem entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Evofem agreed to file with the SEC a registration statement covering the resale of the shares of its common stock issuable upon conversion of the Evofem Series F-1 Preferred Stock within 300 days of the Closing Date and to have such registration statement declared effective by the SEC the earlier of the (i) 90th calendar day after the Closing Date and (ii) 2nd Business Day after the date Evofem is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

Pursuant to the Merger Agreement, the Company is also obligated to purchase: (i) an additional 500 shares of Evofem Series F-1 Preferred Stock for an additional aggregate purchase price of $500,000 on or prior to August 9, 2024; (ii) an additional 2,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $2 million on the earlier of August 30, 2024 or 5 business days of the closing of a public offering by the Company resulting in aggregate net proceeds to the Company of no less than $20 million; and (iii) an additional 1,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $1 million on or prior to September 30, 2024.

Promissory Note

On April 10, 2024, Sixth Borough Capital Fund, LP (“Sixth Borough”) loaned the Company $230,000. The loan was evidenced by an unsecured promissory note (the “Sixth Borough April Note”). Pursuant to the terms of the Sixth Borough April Note, it will accrue interest at the prime rate of 8.5% per annum and is due on the earlier of April 19, 2024 or an event of default, as defined therein. On May 9, 2024, at which point the balance of the loan was $35,256, Sixth Borough loaned an additional $20,000 to the Company, bringing the balance of the loan to $55,256.03. The loan was evidenced by an unsecured promissory note (the “Upsize Note”). Pursuant to the terms of the Upsize Note, it accrued interest at the 15% per annum and was due on the earlier of June 9, 2024 (the “Maturity Date”) or an event of default, as defined therein. The Company failed to repay the balance on the Maturity Date, and as such was in default on the Upsize Note.

On June 20, 2024, at which point the balance of the Upsize Note was $56,187, Sixth Borough loaned an additional $50,000 to the Company and the Company issued a new note (the “New Note”) to Sixth Borough in the principal amount of $116,806, which includes an original issue discount of 10%. The New Note is subordinate and junior, in all respects, to those certain senior notes in the aggregate principal amount of $986,380 due August 22, 2024 issued by the Company on May 22, 2024 (the “May 2024 Senior Notes”). The New Note bears interest at a rate of 8% per annum and is due on the earlier of (i) November 21, 2024; or (ii) at or before the final closing of the next series of public or private financings, totaling $750,000 or more in the aggregate by the Company, subject to the prior payment in full of all amounts then owing on the May 2024 Senior Notes; or (iii) an Event of Default (as defined in the New Note).

Lease Default

The Company is party to a lease agreement dated as of May 4, 2021 by and between LS Biotech Eight, LLC (the “Landlord”) and the Company (the “Lease”). On May 10, 2024, the Company received written notice (the “Lease Default Notice”) from the Landlord that the Company was in violation of its obligation to (i) pay Base Rent (as defined in the Lease) and Additional Rent (as defined in the Lease) in the amount of $431,182.32 in the aggregate, together with administrative charges and interest, as well as (ii) replenish the Security Deposit (as defined in the Lease) in the amount of $159,375.00, all as required under the Lease. Pursuant to the Lease Default Notice, the Landlord has demanded that a payment of $590,557.31 plus administrative charges and interest, which shall accrue at the Default Rate (as defined in the Lease) be made no later than May 17, 2024. On July 18, 2024 the Company made a payment of $86,279 against the outstanding balance. The Company and the Landlord are currently in talks to agree upon a payment plan.

The Company is working with the Landlord to come to an amicable resolution. However, no assurance can be given that the parties will reach an amicable resolution on a timely basis, on favorable terms, or at all.

Equity Line of Credit

On May 2, 2024, we entered into a common stock purchase agreement (the “ELOC Purchase Agreement”) with an equity line investor (the “ELOC Investor”), pursuant to which the ELOC Investor has agreed to purchase from us, at our direction from time to time, in its sole discretion, from and after the date effective date of the ELOC Registration Statement (as defined below) and until the termination of the ELOC Purchase Agreement, shares of our common stock having a total maximum aggregate purchase price of $150,000,000 (the “ELOC Purchase Shares”), upon the terms and subject to the conditions and limitations set forth in the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, we also entered into a registration rights agreement with the ELOC Investor (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued to the ELOC Investor pursuant to the ELOC Purchase Agreement (the “ELOC Registration Statement”) by the later of (i) the 30th calendar day following the closing date, and (ii) the second business day following Stockholder Approval (as defined below).

We may, from time to time and at our sole discretion, direct the ELOC Investor to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the ELOC Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the ELOC Purchase Agreement. There is no upper limit on the price per share that the ELOC Investor could be obligated to pay for our common stock under the ELOC Purchase Agreement. We will control the timing and amount of any sales of our common stock to the ELOC Investor, and the Investor has no right to require us to sell any shares to it under the ELOC Purchase Agreement. Actual sales of shares of our common stock to the ELOC Investor under the ELOC Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for the Company and our operations. The ELOC Investor may not assign or transfer its rights and obligations under the ELOC Purchase Agreement.

Under the applicable Nasdaq rules, in no event may we issue to the ELOC Investor under the ELOC Purchase Agreement more than 332,876 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules (“Stockholder Approval”), or (ii) the average price per share paid by the ELOC Investor for all of the shares of common stock that we direct the ELOC Investor to purchase from us pursuant to the ELOC Purchase Agreement, if any, equals or exceeds the official closing sale price on the Nasdaq Capital Market immediately preceding the delivery of the applicable purchase notice to the Investor and (B) the average of the closing sale prices of our common stock on the Nasdaq Capital Market for the five business days immediately preceding the delivery of such purchase notice.

In all cases, we may not issue or sell any shares of our common stock to the ELOC Investor under the ELOC Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by the ELOC Investor and its affiliates, would result in the ELOC Investor beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock.

The net proceeds under the ELOC Purchase Agreement to us will depend on the frequency and prices at which we sell shares of its stock to the ELOC Investor. The Company expects that any proceeds received by it from such sales to the ELOC Investor will be used for working capital and general corporate purposes.

May 2024 Private Placement

On May 2, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which we agreed to issue and sell to such investors in a private placement (the “Private Placement”): (i) an aggregate of 4,186 shares of our Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”); (ii) an aggregate of 4,186 shares of our Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”); and (iii) warrants (the “Warrants”) to purchase up to an aggregate of 1,613,092 shares of our common stock.

The Warrants are exercisable commencing six months following the initial issuance date at an initial exercise price of $2.47 per share and expire five years from the date of issuance.

On May 2, 2024, in connection with the Purchase Agreement, we entered into a registration rights agreement with the investors (the “Registration Rights Agreement”), pursuant to which we agreed to prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the shares of our common stock issuable upon conversion of the Series C-1 Preferred Stock (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”): (i) on the later of (x) the 30th calendar day after the closing date, or (y) the 2nd business day following the Stockholder Approval Date (as defined in the Purchase Agreement), with respect to the initial registration statement; and (ii) on the date on which we are required to file any additional Registration Statement pursuant to the terms of the Registration Rights Agreement with respect to any additional Registration Statements that may be required to be filed by us (the “Filing Deadline”). Pursuant to the Registration Rights Agreement, we are required to have the initial Registration Statement declared effective by the SEC on the earlier of: (x) the 60th calendar day after the Filing Deadline (or the 90th calendar day after the Filing Deadline if subject to a full review by the SEC); and (y) the 2nd business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed. In the event that we fail to file the Registration Statement by the Filing Deadline, have it declared effective by the Effectiveness Deadline, or the prospectus contained therein is not available for use or the investor is not otherwise able to sell its Warrant Shares pursuant to Rule 144, we shall be required to pay the investor an amount equal to 2% of such investor’s Purchase Price (as defined in the Purchase Agreement) on the date of such failure and on every thirty date anniversary until such failure is cured.

May 2024 Senior Note

On May 20, 2024, we issued and sold a senior note (the “Senior Note”) to an accredited investor (the “Holder”) in the original principal amount of $93,918.75 for a purchase price of $75,135.00, reflecting an original issue discount of $18,783.75. Unless earlier redeemed, the Senior Note will mature on August 18, 2024 (the “Note Maturity Date”), subject to extension at the option of the Holder in certain circumstances as provided in the Senior Note. The Senior Note bears interest at a rate of 8.5% per annum, which is compounded each calendar month and is payable in arrears on the Note Maturity Date. The Senior Note contains certain standard events of default, as defined in the Senior Note (each, an “Event of Default”). Upon the occurrence of an Event of Default, the interest rate shall be increased to 18% per annum and the Holder may require the Company to redeem the Senior Note, subject to an additional 5% redemption premium. In addition, if we sell any shares of our common stock pursuant to any equity line of credit, we are required to redeem in cash a portion of the Senior Note equal to the lesser of: (i) the outstanding amount of the Senior Note; and (ii) 80% of 30% of such equity line proceeds, at a redemption price calculated based upon $1.20 for each $1.00 of outstanding amount of the Senior Note. The Senior Note also contains an exchange right, which permits the Holder, in its discretion, to exchange the Senior Note, in whole or in part, for securities to be sold by us in a subsequent placement, subject to certain exceptions and an additional 20% premium of the amount of the Senior Note exchanged. The Senior Note is a senior, unsecured obligation of the Company, ranking senior to all other unsecured indebtedness of the Company.

May 2024 Private Placement

On May 24, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors pursuant to which we issued and sold senior notes in the aggregate principal amount of $986,379.68 (the “Notes”) maturing on August 22, 2024, which included the exchange of the previously issued Senior Note in the principal amount of $93,918.75. The Company received cash proceeds of $775,000 from the sale of the Notes.

Upon an Event of Default (as defined in the Notes), the Notes will bear interest at a rate of 14% per annum and the holder shall have the right to require the Company to redeem the Notes at a redemption premium of 125%. In addition, while the Notes are outstanding, the Company is required to utilize 100% of the proceeds from any offering of securities to redeem the Notes. Pursuant to the Securities Purchase Agreement, the Company agreed to use commercially reasonable efforts, including the filing of a registration statement with the SEC for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the Notes, the Company issued an aggregate of 328,468 shares of its common stock (the “Commitment Shares”) as a commitment fee to the investors. Pursuant to the Securities Purchase Agreement, the Company also agreed to file a registration statement with the SEC covering the resale of the Commitment Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof.

July 2024 Senior Note

On July 9, 2024, we entered into a Securities Purchase Agreement (the “July 2024 Securities Purchase Agreement”) with an accredited investor (the “July 2024 Purchaser”) pursuant to which we issued and sold a senior note in the principal amount of $625,000 (the “July 2024 Note”) maturing on October 7, 2024. We received cash proceeds of $500,000 from the sale of the July 2024 Note.

Upon an Event of Default (as defined in the July 2024 Note), the July 2024 Note will bear interest at a rate of 14% per annum and the holder shall have the right to require us to redeem the July 2024 Note at a redemption premium of 125%. In addition, while the July 2024 Note is outstanding, we are required to utilize 100% of the proceeds from any offering of securities to redeem the July 2024 Note. Pursuant to the July 2024 Securities Purchase Agreement, we agreed to use commercially reasonable efforts, including the filing of a registration statement with SEC for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the July 2024 Note, we issued the July 2024 Purchaser a warrant (the “July 2024 Note Warrant”) to purchase up to 1,250,000 shares of our common stock (the “July 2024 Warrant Shares”). Pursuant to the July 2024 Securities Purchase Agreement, we also agreed to file a registration statement with the SEC covering the resale of the July 2024 Warrant Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof. The July 2024 Warrant is exercisable following Stockholder Approval (as defined in the July 2024 Securities Purchase Agreement) at an initial exercise price of $1.49 for a term of five years.

Warrant Amendment and Exercise

On July 9, 2024, we entered into an amendment to common stock purchase warrants (the “July 2024 Warrant Amendment”) with the holder (the “Holder”) of certain of our warrants originally issued in December 2023, April 2023, September 2022, December 2021, August 2021, and September 2020 (collectively, the “Outstanding Warrants”), pursuant to which the Company and the Holder agreed to amend each of the Outstanding Warrants to lower the exercise price of the Outstanding Warrants to $1.49 per share.

On July 17, 2024 the Holder exercised 836,570 warrants into 836,570 shares of the Company’s common stock.

Arrangement Agreement with Appili Therapeutics, Inc.

On April 1, 2024, we entered into an arrangement agreement (the “Arrangement Agreement”) with Adivir, a wholly owned subsidiary of the Company and Appili Therapetics, Inc. (“Appili”) pursuant to which Adivir will acquire all of the issued and outstanding Class A common shares of Appili (the “Appili Shares”) on the terms and subject to the conditions set forth therein. The acquisition of the Appili Shares (the “Arrangement”) will be completed by way of a statutory plan of arrangement under the Canada Business Corporation Act.

At the effective time of the Arrangement (the “Arrangement Effective Time”), each Appili Share outstanding immediately prior to the Arrangement Effective Time (other than Appili Shares held by a registered holder of Appili Shares who has validly exercised such holder’s dissent rights) will be deemed to be assigned and transferred by the holder thereof to Adivir in exchange for: (i) $0.0467 in cash consideration per share for an aggregate cash payment of $5,668,222 (the “Cash Consideration”); and (ii) 0.002745004 of a share of our common stock or an aggregate of 332,876 shares (the “Consideration Shares” and together with the Cash Consideration, the “Transaction Consideration”). In connection with the transaction, each outstanding option and warrant of Appili will be cashed-out based on the implied in-the-money value of the Transaction Consideration, which is expected to result in an additional aggregate cash payment of approximately $341,000 (based on the number of issued and outstanding options and warrants and exchange rates as of the date of the Arrangement Agreement).

The respective obligations of each of the Company, Adivir and Appili to consummate the closing of the Arrangement (the “Closing”) are subject to the satisfaction or waiver, at or prior to the closing of the following conditions:

(i)	the Interim Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Interim Order shall not have been set aside or modified in a manner unacceptable to either party;

(ii)	the Arrangement Resolution (as defined in the Arrangement Agreement) shall have been adopted by the Appili shareholders at the Appili shareholders’ meeting in accordance with the Interim Order;

(iii)	the Final Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Final Order shall not have been set aside or modified in a manner unacceptable to either party;

(iv)	completion of an equity or debt financing by the Company with minimum gross proceeds of at least $20 million (the “Financing”);

(v)	there shall not be any law or order which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits the consummation of the Arrangement or the other transaction contemplated by the Arrangement Agreement;

(vi)	the issuance of the Consideration Shares will be exempt from the registration requirements of: (A) the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) of the Securities Act; and (B) all applicable U.S. securities laws;

(vii)	the distribution of the Consideration Shares pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of applicable securities laws ; and

(viii)	the Consideration Shares to be issued pursuant to the Arrangement shall, subject to customary conditions, have been approved for listing on Nasdaq.

The Company and Adivir

The obligations of the Company and Adivir to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of certain conditions, including but not limited to, the following:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of Appili are true and correct as of the Arrangement Effective Time as if made as at and as of such time;

(ii)	Appili shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	dissent rights will not have been exercised with respect to more than 10% of the issued and outstanding Appili Shares;

(iv)	the LZH Consent Agreement (as defined in the Arrangement Agreement) continues to remain in full force and effect and enforceable against the parties thereto and the parties thereto have performed their respective obligations thereunder required to be completed on or before the Closing;

(v)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on Appili; and

(vi)	there is no action or proceeding pending or threatened by any governmental entity that prohibits the Company from acquiring, holding or exercising full rights of ownership of the Appili Shares, prevents or materially delays the consummation of the Arrangement, or prohibits or restricts in any material respect the ownership or operation of the business of the Company or Appili.

Appili

The obligations of Appili to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of the Company and Adivir are true and correct as of the Arrangement Effective Time as if made as at and as of such time;

(ii)	the Company and Adivir shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on the Company or Adivir;

(iv)	the Third-Party Consents (as defined in the Arrangement Agreement) shall have been obtained;

(v)	there is no action or proceeding pending or threatened by any governmental entity that cease trades, enjoins or prohibits the Company’s ability to issue the Consideration Shares, or prevents or material delays the consummation of the Arrangement;

(vi)	the Company shall have taken steps to reconstitute the board of directors of Adivir such that it will consist of five directors as of the Effective Date, one of whom will be the Company Nominee (as defined in the Arrangement Agreement);

(vii)	the Company shall have taken steps to have caused the Appointed Officers (as defined in the Arrangement Agreement) to be duly appointed officers of Adivir;

(viii)	the Company shall satisfy on the Arrangement Effective Date the payment in immediately available funds as directed in writing by Appili of not less than 50% of the outstanding accounts payable of Appili, provided that in the event the Company raises gross proceeds of more than $25 million in the Financing, any amounts raised by the Company in excess of $25 million shall be first applied by the Company to satisfy any unpaid Closing Company Payables (as defined in the Arrangement Agreement); and

(ix)	the Company shall have deposited with the Depositary (as defined in the Arrangement Agreement) the Consideration Shares and the Cash Consideration.

The Arrangement Agreement may be terminated at any time prior to the consummation of the Closing by mutual written consent of the Company and Appili.

As further set out in the Arrangement Agreement, either the Company or Appili may also terminate the Arrangement Agreement prior to the Effective Time if: (i) the Appili shareholders’ meeting is duly convened and held and the Arrangement Resolution (as defined in the Arrangement Agreement) is voted on by the Appili shareholders and not approved by the Appili shareholders as required by the Interim Order (as defined in the Arrangement Agreement); (ii) if any Law (as defined in the Arrangement Agreement) is enacted, made, issued, rendered, enforced or amended following the date of the Arrangement Agreement that prohibits the Arrangement and such Law has become final and non-appealable; (iii) the Arrangement Effective Time does not occur on or prior to July 31, 2024 (the “Outside Date”); or (iv) the Financing is not completed on or before 5:00 p.m. (ET) on June 30, 2024 or such later date as the parties may in writing agree.

The Company may terminate the Arrangement Agreement if prior to the Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Appili that would cause any Company or Adivir conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement) by the Appili shareholders the Appili board of directors makes a Company Change in Recommendation (as defined in the Arrangement Agreement) or enters into a written agreement to effect a Company Acquisition Proposal (as defined in the Arrangement Agreement); (iii) there has been a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of Appili which is incapable of being cured on or before the Outside Date; (iv) Appili is in material breach of any of the non-solicitation or match provisions of the Arrangement Agreement; or (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of the Company or Adivir cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of the Company or Adivir.

Appili may terminate the Arrangement Agreement if prior to the Arrangement Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company that would cause any Appili conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement) by the Appili shareholders if the Appili board of directors makes a Company Change in Recommendation (as defined in the Arrangement Agreement) or enters into a written agreement to effect a Company Superior Proposal (as defined in the Arrangement Agreement); (iii) the Company does not provide the Depositary (as defined in the Arrangement Agreement) with sufficient consideration to complete the transactions contemplated by the Arrangement Agreement; (iv) there has occurred a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of the Company which is incapable of being cured prior to the Outside Date; (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of Appili cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of Appili; or (vi) the Company does not take all actions within its control that are necessary to remedy a default on or prior to 5:00 p.m. (ET) on the day that is 15 business days from the date of the Arrangement Agreement.

Termination Fee

The Company shall be entitled to a termination fee of CDN$1,250,000 (the “Termination Fee”) in the event that:

(i)	the Arrangement Agreement is terminated by Appili or the Company as a result of a Company Change in Recommendation / to enter into a Company Superior Proposal (both as defined in the Arrangement Agreement); or

(ii)	the Arrangement Agreement is terminated by the Company as a result of breach of: (A) a representation, warranty or covenant by Appili (including Appili’s non-solicitation covenants); (B) failure of the Appili shareholders to approve the Arrangement Resolution (as defined in the Arrangement Agreement); or (C), the Arrangement Agreement is terminated by the Company or Appili if the Arrangement Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Company Acquisition Proposal (as defined in the Arrangement Agreement) has been made to Appili or announced and within 12 months following the date of such termination: (1) a Company Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement is consummated; or (2) Appili enters into a definitive agreement in respect of a Company Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement and at any time thereafter such Company Acquisition Proposal (as defined in the Arrangement Agreement) is consummated.

Appili shall be entitled to the Termination Fee in the event that:

(i)	the Arrangement Agreement is terminated by the Company or Appili as a result of the failure to complete the Financing on or before June 30, 2024;

(ii)	the Arrangement Agreement is terminated by as a result of the failure to take all actions within its control that are necessary to remedy a default of the Parent (as defined in the Arrangement Agreement) on or prior to 5:00 p.m. (ET) on the day that is 15 business days from the date of the Arrangement Agreement;

(iii)	the Arrangement Agreement is terminated by Appili as a result of a breach of a representation, warranty or covenant by the Company or the Arrangement Agreement is terminated by the Company or Appili if the Arrangement Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Parent Acquisition Proposal (as defined in the Arrangement Agreement) has been made to the Company or announced and within 12 months following the date of such termination: (1) a Parent Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement is consummated; or (2) the Company enters into a definitive agreement in respect of a Parent Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement and at any time thereafter such Parent Acquisition Proposal (as defined in the Arrangement Agreement) is consummated.

On July 1, 2024, the Company, Adivir and Appili entered into an Amending Agreement (the “Amending Agreement”), pursuant to which the Parties (as defined in the Arrangement Agreement) agreed that: (i) the Outside Date (as defined in the Arrangement Agreement) would be changed to August 30, 2024; (ii) Adivir agreed that it would convene the Company Meeting (as defined in the Arrangement Agreement) no later than August 30, 2024, provided that Appili shall be under no obligation to convene the Company Meeting prior to the date that is 50 days following the date that Aditxt delivers to Appili all complete Additional Financial Disclosure (as defined in the Arrangement Agreement) required for inclusion in the Company Circular (as defined in the Arrangement Agreement); (iii) Aditxt shall use commercially reasonable efforts to complete the Financing (as defined in the Arrangement Agreement) no later than August 30, 2024; and (iv) Aditxt or Appili may terminate the Arrangement Agreement if the Financing is not completed by 5:00 p.m. (ET) on August 30, 2024 or such later date as the Parties may agree in writing.

On July 18, 2024, the Company, Adivir and Appili entered into a Second Amending Agreement (the “Second Amending Agreement”), pursuant to which the Arrangement Agreement was further amended to provide that (i) the Outside Date will be extended to September 30, 2024, (ii) the Appili Meeting will be conducted no later than September 30, 2024, provided that Appili shall be under no obligation to hold the Appili Meting prior to the date that is 50 days following the date that the Company delivers all complete Additional Financial Disclosure required for inclusion in the circular; (iii) the Company shall use commercially reasonable efforts to complete the Financing on or prior to September 15, 2024; and (iv) the Company and Appili may terminate the Arrangement Agreement if the Financing is not completed on or before 5:00 p.m. (ET) on September 15, 2024 or such later date as the Parties may in writing agree.

On July 17, 2024 certain holders of the Company’s A-1 Preferred Stock converted 67 shares of A-1 Preferred Stock into 82,736 shares of the Company’s common stock.

On July 19, 2024 certain holders of the Company’s A-1 Preferred Stock converted 121 shares of A-1 Preferred Stock into 150,036 shares of the Company’s common stock.

On July 23, 2024 certain holders of the Company’s A-1 Preferred Stock converted 20 shares of A-1 Preferred Stock into 25,829 shares of the Company’s common stock.

Corporate Information

We were incorporated as a Delaware corporation on September 28, 2017. Our principal executive offices are located at 2569 Wyandotte Street, Suite 101, Mountain View, CA 94043, and our telephone number is (650) 870-1200.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 100,000,000 shares of common stock, par value $0.001 per share. As of July 30, 2024, there were 3,088,910 shares of common stock issued and 3,088,861 shares of common stock outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 3,000,000 shares of preferred stock, par value $0.001 per share. As of July 30, 2024, there were 39,277 shares of preferred stock issued and outstanding. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more additional series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee and forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Rights

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for research and development and for other general corporate and working capital purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire additional businesses, products, or technologies on an opportunistic basis, although we have no current commitments with respect to any such investments or acquisitions as of the date of this prospectus, other than our obligations under the Evofem Merger Agreement to (i) pay the holders of Evofem common stock $1.8 million in exchange for all outstanding shares of Evofem common stock; (ii) purchase an additional 500 shares of Evofem Series F-1 Preferred Stock for an additional aggregate purchase price of $500,000 on or prior to August 9, 2024; (iii) purchase an additional 2,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $2 million on the earlier of August 30, 2024 or 5 business days of the closing of a public offering by the Company resulting in aggregate net proceeds to the Company of no less than $20 million; (iv) purchase an additional 1,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $1 million on or prior to September 30, 2024; and (v) to pay the Cash Consideration of $5,668,222 under the Appili Arrangement Agreement. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”) and our bylaws, as amended and restated (the “Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

The Company is authorized to issue 103,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 3,000,000 are shares of “blank check” preferred stock.

As of the date of this prospectus, there were 3,088,910 shares of common stock issued and 3,088,861 shares of common stock outstanding.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of our common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 3,000,000 shares of preferred stock, par value $0.001. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock and the Notes. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Exclusive Forum

Our Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or the ; Bylaws; or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Additionally, our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such a provision, if applicable.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Changes in Authorized Number

The number of authorized shares of common stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Delaware Anti-Takeover Statute

We may become subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of the Bylaws in all respects. The Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our Bylaws provide that a special meeting of our stockholders may be called only by our Chairman or by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as “DTC”, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

dbbmckennon, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which includes an explanatory paragraph as to our ability to continue as a going concern, dated April 16, 2024, which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Evofem Biosciences, Inc. as of and for the year ended December 31, 2023 incorporated by reference in this Registration Statement of Aditxt, Inc., have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Evofem Biosciences, Inc. to continue as a going concern as described in Note 1 to the consolidated financial statements) which is also incorporated by reference herein. Such consolidated financial statements have been so incorporated by reliance herein in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

The financial statements of Evofem Biosciences, Inc. and subsidiaries as of December 31, 2022, and for the year ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The audited historical financial statements of Appili Therapeutics Inc. which appears in Aditxt, Inc.’s Current Report on Form 8-K filed on August 1, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.aditxt.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, however the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 5, 2024, January 5, 2024, January 9, 2024, January 19, 2024, January 30, 2024, January 30, 2024, February 2, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 16, 2024, February 21, 2024, February 22, 2024, February 29, 2024, March 1, 2024, March 4, 2024, March 11, 2024, April 4, 2024 (as amended on August 1, 2024), April 12, 2024, May 3, 2024 (as amended May 3, 2024), May 7, 2024, May 8, 2024, May 13, 2024, May 22, 2023, May 28, 2024, June 12, 2024, June 21, 2024, June 25, 2024, July 8, 2024, July 9, 2024, July 18, 2024, July 22, 2024, and August 1, 2024 (originally filed on December 12, 2023);

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 16, 2024;

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024;

●	Proxy Statement on Schedule 14A filed on July 5, 2024; and

●	the description of our common stock and our preferred stock contained in our Registration Statement on Form 8-A12B/A filed with the SEC on June 17, 2020, and any amendments or reports filed updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Aditxt, Inc.

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

Phone: (650) 870-1200

You also may access these filings on our website at http://www.aditxt.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

Aditxt, Inc.

677,208 Shares of Common Stock

Pre-Funded Warrants to Purchase 3,366,297 Shares of Common Stock

(and the shares of Common Stock underlying the Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

September 29, 2024